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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

KILROY REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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KILROY REALTY CORPORATION
12200 W. OLYMPIC BOULEVARD, SUITE 200
LOS ANGELES, CALIFORNIA 90064

April 4, 2012
Dear Stockholder:

        You are cordially invited to attend the 2012 annual meeting of stockholders of KILROY REALTY CORPORATION to be held on Thursday, May 17, 2012, at 9:00 a.m. (local time) at our corporate offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

        Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. It is important that your shares be represented at the meeting. You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting.

Sincerely,

Tyler H. Rose Executive Vice President, Chief Financial Officer and Secretary

KILROY REALTY CORPORATION
12200 W. OLYMPIC BOULEVARD, SUITE 200
LOS ANGELES, CALIFORNIA 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, MAY 17, 2012

To the Stockholders of Kilroy Realty Corporation:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Kilroy Realty Corporation, a Maryland corporation (the "Company"), will be held at the Company's principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 on Thursday, May 17, 2012, at 9:00 am (local time), for the following purposes:

  1.
  To elect six directors to the Board of Directors (the "Board") to serve until the annual meeting of stockholders in the year 2013, and until their successors are duly elected and qualified. The nominees for election to our Board are Messrs. John B. Kilroy, Sr., John B. Kilroy, Jr., William P. Dickey, Scott S. Ingraham and Dale F. Kinsella, and Dr. Edward F. Brennan.

  2.
  To conduct an advisory vote to approve the compensation of the named executive officers.

  3.
  To ratify the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

  4.
  To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        The Board has fixed the close of business on March 16, 2012, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        Proxies are being solicited by the Board, which recommends that stockholders vote "FOR" the election of the Board's nominees named in the Proxy Statement, "FOR" the approval of the Company's compensation program for its named executive officers, and "FOR" the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting of Stockholders and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

        Stockholders are cordially invited to attend the Annual Meeting in person. Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you are viewing the Proxy Statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the Proxy Statement, you may vote by completing and mailing the proxy card enclosed with the Proxy Statement or you may grant your proxy electronically using the Internet or by telephone by following the instructions on the proxy card. If your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

Tyler H. Rose Executive Vice President, Chief Financial Officer and Secretary

April 4, 2012
Los Angeles, California

PROXY STATEMENT

KILROY REALTY CORPORATION
12200 W. OLYMPIC BOULEVARD, SUITE 200
LOS ANGELES, CALIFORNIA 90064

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, MAY 17, 2012

PROXY STATEMENT

 INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Kilroy Realty Corporation, a Maryland corporation (the "Company"), of proxies from the holders of the Company's issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock"), to be exercised at the annual meeting of stockholders (the "Annual Meeting") to be held on Thursday, May 17, 2012 at the Company's principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 at 9:00 a.m. (local time), including any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Annual Meeting and Internet Availability of Proxy Materials (the "Notice") to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 5, 2012. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting to Be Held on Thursday, May 17, 2012.

        Our Proxy Statement and our 2011 Annual Report on Form 10-K are Available at www.proxyvote.com. This website address contains the following documents: the Notice of the Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2011. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

        At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the "Proposals"):

  1.
  Election of six directors to the Board to serve until the annual meeting of stockholders in the year 2013, and until their successors are duly elected and qualified;

  2.
  An advisory vote to approve the compensation of the named executive officers;

  3.
  Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  4.
  Transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        Only the holders of record of the shares of Common Stock at the close of business on March 16, 2012 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon at the meeting. As of the Record Date, 68,349,843 shares of Common Stock were outstanding.

        You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. For directions to the Annual Meeting, contact the Company in writing at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

        The method of voting by proxy differs (1) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in "street name." If you hold your shares of Common Stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the Proxy Statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

        The Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on May 16, 2012. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

        If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee.

        A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by (a) delivering a later dated paper proxy or by submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions will be followed), (b) delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting, or (c) by voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy. If your shares are held in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

        A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. To be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal regarding the election of the directors.

        The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the advisory (non-binding) approval of the compensation of our named executive officers ("Say-on-Pay"). The Say-on-Pay proposal is a non-routine proposal on which a broker or other nominee does not have discretion to vote any uninstructed shares. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result of the Say-on-Pay vote. The Say-on-Pay vote is advisory, and therefore not binding on the Company, the compensation committee or our Board. Although non-binding, our Board values the opinions that our stockholders express in their votes and the votes will provide information to our Executive Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation in the future.

        The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions. Abstentions will not be counted as votes cast and will have no effect on the result of the vote.

        The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, will be voted "FOR" the election of the director nominees named in this Proxy Statement, "FOR" Proposal 2, and "FOR" Proposal 3. As to any other business that may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named in the proxy card, at their discretion. The Company does not presently know of any other business that may come before the Annual Meeting.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY WITH RESPECT TO THE PROPOSALS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

        The Company's principal executive offices are located at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, telephone (310) 481-8400, and the Company's website is www.kilroyrealty.com. References herein to the "Company" refer to Kilroy Realty Corporation and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 4, 2012.

PROPOSAL 1:

ELECTION OF DIRECTORS

        Pursuant to the Company's Articles of Restatement, the Company's bylaws, as amended (the "Bylaws"), and resolutions adopted by the Company's Board, the Board presently consists of six directors with each director serving a term that continues until the annual meeting of stockholders to be held in the year following the year of his or her election and until his or her successor is elected and qualified. The term of each of the six directors will therefore expire after the Annual Meeting when his or her successor is elected and qualified.

Nominees for Director

        Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated Messrs. Kilroy, Sr., Kilroy, Jr., Dickey, Ingraham and Kinsella, and Dr. Brennan for election to the Board for a term continuing until the annual meeting of stockholders to be held in 2013 and until his successor is elected and qualified.

        Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of the nominees to the Board. The nominees have consented to be named in this Proxy Statement and to serve as directors if elected. The biographical summaries of the experience of our directors can be found in this Proxy Statement under the caption "Certain Information with Respect to Board of Directors."

        The Board recommends a vote "FOR" the election of Messrs. Kilroy, Sr., Kilroy, Jr., Dickey, Ingraham and Kinsella, and Dr. Brennan for terms continuing until the annual meeting of stockholders to be held in 2013 and until his successor is elected and qualified.

Vote Required

        The election of each of the directors requires the plurality of the votes cast for each director by the holders of the shares of Common Stock entitled to vote, either present in person or by proxy at the Annual Meeting.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

 PROPOSAL 2:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (referred to as a "Say-on-Pay" vote) as such compensation is described in the below "Compensation Discussion and Analysis" section, the tabular disclosures regarding such compensation and the accompanying narrative disclosures set forth in this Proxy Statement, beginning on page 18. The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. We urge our stockholders to review the "Compensation Discussion and Analysis" section of the Proxy Statement and the related executive compensation tables and narrative disclosures for more information.

        Strong 2011 Performance and Link to Pay Decisions.    During 2011, we positioned the Company for continued long-term growth through strong leasing performance, well-timed acquisitions, redevelopment efforts, ongoing capital recycling and successful financing activities. The Company's strong 2011 performance factored into the Executive Compensation Committee's determinations regarding overall cash and equity incentive compensation. For 2011, we achieved:

  •
  Total return to stockholders (TRS) of 8.48% representing a strong absolute return to stockholders. Over the same period, the TRS for the SNL US REIT Office Index (prepared by SNL Financial) was -0.90%, the TRS for the Bloomberg REIT Office Property Index was -0.2849% and the median TRS for our 2011 peer group was 1.36%.

  •
  Net income available to common stockholders of $50.8 million, compared to $4.5 million in 2010, representing an increase of 1,028.9%;

  •
  Revenues from continuing operations of $367.1 million, up 27.7% as compared from $287.4 million in 2010;

  •
  FFO of $136.2 million, up 27.8% as compared to $106.6 million in 2010; and

  •
  Same store net operating income growth of 8.2% on a cash basis and 5.7% on a GAAP basis.

        Additionally, we executed leases on 2.6 million square feet, our highest annual leasing performance in the Company's history.

        Pay-for-Performance.    During 2011, we emphasized performance-based compensation and lengthened the vesting schedules applicable to equity awards granted to our named executive officers (our "NEOs") to five-years (as compared to two-years for NEO during 2010). For 2011, approximately 78% of our CEO's and 70% of our other NEOs' total compensation was paid in the form of cash and equity incentives under our annual incentive program, which emphasizes our focus on the Company's performance. The equity awards (in the form of restricted stock grants that vest over five-years) comprised 50% of the value of each NEO's total annual incentive award, thus closely tying the ultimate value of these awards to our ability to maximize stockholder value. We did not did not grant any equity awards to our NEOs during 2011 outside of our 2011 annual incentive program.

        Company's Response to 2011 Say-on-Pay Vote and Other Changes to Executive Compensation.    In response to our 2011 Say-on-Pay vote results, we made the following changes to our compensation programs, together with additional changes discussed in more detail on page 20 below:

  •
  Significantly amended the terms of our Chief Executive Officer's employment agreement by eliminating (i) the "modified single trigger" change in control provision; (ii) Internal Revenue Code section 280G excise tax gross-ups in connection with payments or benefits payable upon a change in control of the Company so that Mr. Kilroy is not entitled to any tax gross-ups on any elements of compensation; (iii) automatic renewal of the employment term, so that the agreement is now subject to a specific term of seven years; (iv) payment for, or reimbursement of, tax and financial planning services; (v) non-extension by the Company of the term of the agreement as a severance trigger (meaning that no severance will become payable as a result of the expiration of the term of the agreement); and (vi) accelerated vesting of performance-based equity awards upon a termination due to retirement. In addition, we delayed his retirement age from age 65 to age 70, reduced his disability severance to 1x multiplier (from prior 2x multiplier) and increased his non-compete and clawback restrictions.

  •
  Kept 2011 Performance-Based Incentive Program cash and equity incentive payouts at the same levels as 2010 despite achieving outstanding Company performance.

  •
  Did not increase any executive officer's 2011 base salary.

  •
  Undertook significant corporate governance measures, including adopting a compensation clawback policy and an anti-hedging policy and increasing the minimum stock ownership guidelines for our Chief Executive Officer to six times his annual base salary.

Recommendation

        The Company has determined to hold a Say-on-Pay advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, the following resolution will be submitted for a stockholder vote at our Annual Meeting:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the Proxy Statement."

        As an advisory vote, this proposal is not binding upon us or our Board. However, the Executive Compensation Committee, which is responsible for the design and administration of our executive compensation practices, values the opinions of our stockholders expressed through your vote on this proposal. The Executive Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Unless the Board modifies its determination on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at the 2013 annual meeting of stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

 PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We are seeking our stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

        A representative of Deloitte & Touche LLP is expected to be present at our Annual Meeting and available to respond to appropriate questions or make any other statements as such representative deems appropriate.

        Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our stockholders.

Vote Required

        Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

CERTAIN INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

Information concerning the directors of the Company

Name	Age	Position With The Company	Director Since	Term Expiration
John B. Kilroy, Sr.	89	Chairman of the Board	1996	2012
John B. Kilroy, Jr.	63	President, Chief Executive Officer and Director	1996	2012
Edward F. Brennan, Ph.D.	60	Director	2003	2012
William P. Dickey	69	Director	1997	2012
Scott S. Ingraham	58	Director	2007	2012
Dale F. Kinsella	63	Director	1997	2012

        We believe that all of the current members of our Board possess the professional and personal qualifications necessary for effective service as a director and have highlighted particular attributes in their individual biographies located below. In addition to each director's specific experience, qualifications and skills, we believe that each director has a reputation for integrity, honesty and adherence to high ethical standards and has demonstrated business acumen and an ability to exercise sound business judgment as well as a commitment to the Company and to the Board.

        John B. Kilroy, Sr. has served as our Chairman of the Board since our Company's incorporation in September 1996. In 1947, Mr. Kilroy founded the businesses that were incorporated in 1952 as the entity known as Kilroy Industries ("KI"). Mr. Kilroy served as KI's President from 1952 until 1981 and from 1997 through the present, and has served as the Chairman of its board of directors since 1954. Mr. Kilroy is a nationally recognized member of the real estate community, providing our Company with strategic leadership and a broad based network of relationships. Mr. Kilroy is the father of John B. Kilroy, Jr., our President and Chief Executive Officer. Mr. Kilroy was nominated to serve on our Board because of his more than 60 years of experience with our Company and its predecessors, including over 40 years as President and over 50 years as Chairman of the board, as well as his experience in acquiring, owning, developing, and managing real estate.

        John B. Kilroy, Jr. has served as our President, Chief Executive Officer and director since our Company's incorporation in September 1996. Prior to joining the Company, he served in the same capacity for KI, our predecessor, and was responsible for the overall management of all facets of KI and its various affiliates since 1981. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate development, construction, acquisition, sales, leasing, financing, and entitlement since 1967 and worked for KI for over 30 years. Mr. Kilroy became President of KI in 1981 and was elected Chief Executive Officer in 1991. Mr. Kilroy is a trustee of the El Segundo Employers Association, and a past trustee of Viewpoint School, the Jefferson Center for Character Education and the National Fitness Foundation. Mr. Kilroy serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California, Berkeley and the board of New Majority Los Angeles. Mr. Kilroy previously served on the board of governors of the National Association of Real Estate Investment Trusts and the board of New Majority Los Angeles. Mr. Kilroy attended the University of Southern California. Mr. Kilroy is the son of John B. Kilroy, Sr., the Chairman of our Board. Mr. Kilroy was nominated to serve on our Board because of his more than 30 years of experience with our Company and its predecessors, including 15 years as our President and CEO and approximately 15 and 5 years as our predecessor's President and CEO, respectively, as well as his experience in acquiring, owning, developing, and managing real estate and his service on the board of governors of a national real estate trade organization.

        Edward F. Brennan, Ph.D. has been a member of our Board since July 2003. Dr. Brennan is currently Chief Executive Officer for Nexus Dx, Inc., a medical diagnostics company located in San Diego, California. In November 2011, Nexus Dx was acquired by Samsung Electronics Co., Ltd. from ITC Nexus Holding Company, where Dr. Brennan had been Chief Integration Officer following the merger of Nexus Dx and International Technidyne Corporation (ITC). Previously, he was President, Chief Operating

Officer, and a member of the board of directors of CryoCor, Inc. until June 2008, when the company was sold to Boston Scientific Corporation. From January 2004, he served as Chairman of HemoSense Inc. until its sale to Inverness Medical Innovations in November 2007. While a director of HemoSense since 2000, he was also a managing partner of Perennial Ventures, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investments. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for over 30 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CadioGenesis Corp. Dr. Brennan also serves on the board of several private companies and serves on the board of trustees of Goucher College, Baltimore, Maryland. Dr. Brennan holds B.A. degrees in chemistry and biology and a Ph.D. in biology from the University of California, Santa Cruz. Dr. Brennan was nominated to serve on our Board because of his executive management and board of directors experience with both public and private companies and specifically, his over 30 years of experience with companies in the health sciences and medical industries, which have historically been target tenants of the Company.

        William P. Dickey has been a member of our Board since our inception as a public company in January 1997. Mr. Dickey has been the President of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a Managing Director of Real Estate for the First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate in 1974. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Masters degree from Georgetown University and his Juris Doctor degree from Columbia Law School. Mr. Dickey was nominated to serve on our Board because we believe he possesses valuable skills and real estate expertise based on his 25 years of experience in real estate investment, financing, and management, including his over 20 years as President of The Dermot Company, Inc. and four years as a Managing Director of Real Estate at First Boston Corporation, and his 12 years of legal experience at Cravath, Swaine & Moore.

        Scott S. Ingraham has been a member of our Board since June 2007. Mr. Ingraham is the co-founder of the Internet-based residential real estate site, Rent.com, and served as the company's Chairman and Chief Executive Officer from its start-up in 1999 until its acquisition by eBay in February 2005. Prior to this, from November 1992 through April 1999, Mr. Ingraham served as the President and Chief Executive Officer of Oasis Residential, a NYSE-traded apartment REIT that he co-founded in 1992. Oasis Residential merged with Camden Property Trust in 1998. He remains a member of Camden Property Trust's board of trustees, where he serves on the nominating and compensation committees. He is also a member of the board of directors of LoopNet, a Nasdaq-listed commercial real estate Internet listing website, and serves on its audit committee, and of the board of directors of RealPage, Inc., a property management software company, and serves on its audit committee. Mr. Ingraham is also a member of the boards of directors of two private companies. During a 32-year career focused on commercial real estate related endeavors, Mr. Ingraham has been active in real estate investment banking and has co-founded three successful start-up companies. Mr. Ingraham earned a Bachelors in Business Administration (BBA) from the University of Texas at Austin. Mr. Ingraham was nominated to serve on our Board because we believe he possesses extensive financial and real estate knowledge based on his experience as Chairman and CEO of Rent.com, President and CEO of Oasis Residential, a member of the board of trustees, and a member of the nominating and compensation committees of Camden Property Trust, a member of the board of directors and audit committee of LoopNet and a member of the board of directors and audit committee of RealPage, Inc.

        Dale F. Kinsella has been a member of our Board since our inception as a public company in January 1997. Mr. Kinsella is currently a partner with the law firm of Kinsella, Weitzman, Iser, Kump & Aldisert, LLP. Previously, he was a partner with the Los Angeles law firm of Greenberg, Glusker, Fields, Claman, Machtinger & Kinsella, LLP. Prior to that, he had been a partner with the law firm of Kinsella, Boesch, Fujikawa & Towle. Mr. Kinsella received his undergraduate degree from the University of

California at Santa Barbara and his Juris Doctor degree from the University of California at Los Angeles. Mr. Kinsella was nominated to serve on our Board because we believe he possesses valuable skills and expertise based on his over 30 years of experience as a lawyer.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Meetings and Attendance at Board Meetings and Annual Meetings of Stockholders

        During the year ended December 31, 2011, the Board held four meetings. All directors attended 100% of the total number of meetings of the Board and meetings of the Board committees on which each director served held during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All directors attended the 2011 Annual Meeting.

Independent Directors

        Each of Messrs. Dickey, Ingraham and Kinsella and Dr. Brennan are considered by the Board to be Independent Directors. An Independent Director is a director who (i) is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director's fees and (ii) satisfies the independence standards set forth in the current listing standards of the New York Stock Exchange ("NYSE"). In addition, in accordance with the Company's Corporate Governance Guidelines, no Independent Director may be a director, officer or affiliate of another entity with which the Company has entered into a transaction or transactions during the preceding fiscal year valued in the aggregate at greater than $100,000.

Non-Management Directors

        Each of Messrs. Kilroy, Sr., Dickey, Ingraham and Kinsella and Dr. Brennan are considered by the Board to be Non-Management Directors. Non-Management Directors are those directors who are not Company officers (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933, as amended), and includes Mr. Kilroy, Sr. who is not independent because he is the father of Mr. Kilroy, Jr., our President and Chief Executive Officer. Meetings of the Non-Management Directors are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Mr. Kinsella presides over these meetings.

Board Leadership Structure

        Our Corporate Governance Guidelines and our Bylaws provide the Board with the flexibility to decide whether the offices of Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO") should be combined or separate. Our Board believes that the determination of the responsibilities of these roles can be a useful part of the succession planning process and, together with our organizational structure, should be reevaluated periodically by the Board with assistance from our Nominating/Corporate Governance Committee.

        Since the Company's incorporation in September 1996, the roles of Chairman and CEO have been separate, with Mr. Kilroy, Sr. serving as Chairman and Mr. Kilroy, Jr. serving as CEO. Mr. Kilroy, Sr.'s experience with KI (the Company's predecessor), the Company and the real estate industry in general have provided him with the institutional knowledge of the Company, its businesses, operations and stockholders that allows him to effectively carry out the Chairman's responsibilities and to provide leadership to the Board in the execution of its duties and goals. Mr. Kilroy, Jr. has been the Company's CEO and a member of the Board since the Company's incorporation in September 1996. As CEO, Mr. Kilroy, Jr. is responsible for the general supervision, direction and control of the Company's business and affairs.

        Our Board believes that it is appropriate to have an Independent Director who, among other things, presides over meetings of the Non-Management Directors and meetings of the Independent Committee, serves as a liaison between the CEO and the Non-Management Directors, and has the authority to call meetings of the Non-Management Directors and the Independent Committee. Having served on the Company's Board since its inception as a public company in January 1997 and as Chairman of the Independent Committee since May 1997, Mr. Kinsella is familiar with the Company and the operations of the Board and is well qualified to execute these responsibilities.

        We believe this leadership structure with the separation of the Chairman and CEO leadership roles and an independent director who presides over meetings of the Non-Management Directors and the Independent Committee enhances the Board's ability to provide insight and direction on important strategic initiatives and, at the same time, ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board Oversight of Risk

        Our Board is actively involved in risk oversight, and the Board as a whole directly oversees strategic, operating, financial, and liquidity risks. Operational and strategic presentations by management to the Board include consideration of the challenges and risk to our business, and the Board and management actively engage in discussion on these topics.

        In addition, each of our Board committees considers risk within its area of responsibility. Management reviews specific critical accounting issues with the Audit Committee at certain of its meetings and considers the overall impact that those issues may have on our financial position and risk profile. In addition, the Audit Committee discusses legal and compliance matters and assesses the adequacy of our risk-related internal controls, which includes an annual review of our fraud risk assessment as part of its general oversight responsibility for the quality and integrity of our financial statements and accounting internal controls. Further, the Executive Compensation Committee considers risk and structures our executive compensation programs so as to appropriately reward executives for growth without undue risk taking. We have evaluated our compensation policies and programs and believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. We also have an Independent Committee which reviews all related party transactions, including the risks relating to those transactions impacting the Company.

Board Committees

        The Board of the Company has a standing Audit Committee, Executive Compensation Committee, Nominating/Corporate Governance Committee, Independent Committee and Executive Committee.

        Audit Committee.    The Audit Committee consists of three Independent Directors: Mr. Ingraham, who serves as its Chairman, Mr. Dickey and Dr. Brennan. These directors satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the NYSE listing standards. Each of Mr. Ingraham, Mr. Dickey and Dr. Brennan is financially literate and is an "audit committee financial expert" as determined by the Board in accordance with rules promulgated by the Securities and Exchange Commission. The Audit Committee's purpose is to assist the Board in fulfilling its oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's independent public accountants. The Audit Committee is governed by a written charter adopted by the Board, which is available on the Company's website at http://www.kilroyrealty.com. The information found on, or otherwise accessible through, the Company's website is not incorporated into, and does not form a part of, this Proxy Statement. The Audit Committee held six meetings during 2011. Information regarding the specific functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" below.

        Executive Compensation Committee.    The Executive Compensation Committee (the "Compensation Committee") currently consists of four Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey, Ingraham and Kinsella. The Compensation Committee is responsible for, among other things: (i) establishing, reviewing and approving our compensation philosophy; (ii) reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives, and reviewing and approving the compensation of the Chief Executive Officer based on such evaluation; (iii) reviewing and approving all compensation for our other executive officers, including salary, cash and equity incentive compensation awards (including all annual bonus, long-term incentive compensation, stock option, and other equity-based awards), perquisites, and all executive officers' employment, change of control, and severance arrangements; (iv) administering, reviewing, and approving all employee retirement and welfare benefit plans; (v) reviewing and approving our policies with respect to severance and change of control payments; (vi) preparing the Executive Compensation Committee Report; and (vii) reviewing the performance of each NEO. The Compensation Committee is governed by a written charter adopted by the Board, which is available on the Company's website at http://www.kilroyrealty.com. The Compensation Committee annually reviews the charter and revises it, as needed, to keep the charter current with emerging best practices and consistent with our compensation philosophy.

        The Compensation Committee conducted regular meetings over the course of 2011. Some were informal meetings and conference calls concerning our executive compensation program during 2011. There were two formal meetings, which were executive sessions at which no Company employees were present. In addition, certain members of the Compensation Committee met on an ad hoc basis several times—mainly Messrs. Brennan and Ingraham met outside of these meetings and conference calls to further refine the issues facing the Compensation Committee during 2011 concerning the executive compensation program. The Compensation Committee also acted five times by unanimous written consent in lieu of a meeting during 2011.

        In accordance with the Compensation Committee's charter, the Compensation Committee may retain independent compensation and other management consultants to assist with, among other things, evaluating our various compensation programs, both individually and in the aggregate, including levels of salary, cash and equity incentives, benefits and other perquisites and awards payable to our key personnel, as well as to advise the Compensation Committee with respect to the development of performance objectives that will contribute to our short-term and long-term profitability, growth and total return to stockholders. The Compensation Committee has retained FTI Consulting, Inc. to assist it in reviewing our compensation programs and the evaluation of specific compensation-related matters. The compensation consultant provides data on the compensation and relative performance of our peer group, makes presentations on matters affecting compensation, provides assessments of the degree to which our compensation arrangements are consistent with market practices and our corporate objectives, provides assistance with the design and performance considerations associated with our annual and long-term incentive programs, and consults on other compensation matters as needed. The compensation consultant also meets privately in executive session with the Compensation Committee.

        Certain of our executive officers aid the Compensation Committee in reviewing and analyzing our executive compensation program. Specifically, our Chief Executive Officer and our Chief Financial Officer provide recommendations to the Compensation Committee regarding the compensation of all other executive officers. Our Chief Executive Officer also presents the overall results of the Company's performance and achievement of historical and go-forward goals and objectives, provides evaluations for other executive officers, reviews peer group information and compensation consultant recommendations and participates in certain Compensation Committee meetings at the invitation of the Compensation Committee. Other executive officers may periodically participate in the compensation process and

Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee consists of three Independent Directors: Mr. Dickey, who serves as its Chairman, Mr. Kinsella and Dr. Brennan. The purpose of the Nominating/Corporate Governance Committee is to (i) identify individuals qualified to become Board members, (ii) recommend director nominees for the annual meeting of stockholders and to fill Board vacancies, (iii) oversee the Board's annual self-assessment procedures and the self-assessment procedures for the committees of the Board, and (iv) provide ongoing guidance and oversight with respect to corporate governance matters. The charter of the Nominating/Corporate Governance Committee, the Company's Corporate Governance Guidelines and the Company's Code of Business Conduct and Ethics, each of which was adopted by the Board, are available on the Company's website at http://www.kilroyrealty.com. The Nominating/Corporate Governance Committee held two meetings during 2011.

        Independent Committee.    The Independent Committee consists of three Independent Directors: Mr. Kinsella, who serves as its Chairman, Mr. Dickey and Dr. Brennan. The Independent Committee reviews and approves all transactions between the Company and its affiliates, including its officers and directors, and any of their respective affiliates. The Independent Committee did not hold any meetings during 2011.

        Executive Committee.    The Executive Committee consists of Mr. Kilroy, Jr., who serves as its Chairman, and Messrs. Kilroy, Sr. and Kinsella. Subject to the Company's conflict of interest policies, the Executive Committee has authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Agreement of Limited Partnership as amended from time to time of Kilroy Realty, L.P. (the "Operating Partnership"), to cause the Operating Partnership to take such actions). The Executive Committee did not hold any meetings during 2011.

Qualifications of Director Nominees

        The Nominating/Corporate Governance Committee has established Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications (the "Standards") as a guideline in considering nominations to the Company's Board. The criteria include: loyalty, reputation, character, knowledge, experience, education, business judgment, diligence, stock ownership, independence and ability to contribute to Board balance and diversity. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board recognize that nominees for the Board should reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender, and ethnic background and therefore may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Nominating/Corporate Governance Committee reviews and assesses the effectiveness of the Standards annually.

Nominating/Corporate Governance Committee's Process for Identifying and Evaluating Nominees for Director

        Prior to each annual meeting of security holders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Nominating/Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating/Corporate Governance Committee will review each potential candidate's qualifications in light of the Company's Standards, described above. The Nominating/Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a security holder are evaluated in the same manner as candidates identified by a Nominating/Corporate Governance Committee member.

Manner by which Security Holders May Recommend Director Candidates

        The Nominating/Corporate Governance Committee will consider director candidates recommended by security holders of the Company. All recommendations must be directed to the Nominating/Corporate Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2013 annual meeting of stockholders must be received in writing not later than December 6, 2012, which is 120 days prior to the one-year anniversary of the date this Proxy Statement is first available to stockholders.

        Each security holder recommending a person as a director candidate must provide the Company with the following information for the Nominating/Corporate Governance Committee to determine whether the recommended director candidate is independent from the security holder, or each member of the security holder group, that has recommended the director candidate:

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  If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

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  If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending security holder or any member of the recommending security holder group or has been at any time during the current or preceding calendar year;

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  Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory, or other compensatory fees from the recommending security holder or any member of the group of recommending security holders, or any of their respective affiliates during the current or preceding calendar year;

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  Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or any of their respective affiliates; and

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  Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group.

        The recommending security holder must also provide supplemental information that the Nominating/Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of independence established by the NYSE, and (iii) satisfies the Standards, described above. In addition, the recommending security holder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating/Corporate Governance Committee will not consider any director candidate if the candidate's candidacy or, if elected, Board membership, would violate controlling state law or federal law.

Security Holder Communications with the Board

        Security holders may send correspondence to the Board c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board's request. The Secretary will forward security holder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate.

Interested Party Communications with the Non-Management Directors

        Any interested party may send correspondence to the Non-Management Directors as a group, or to Mr. Kinsella, as the director who presides over the meetings of Non-Management Directors, directly, c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Non-Management Directors, or to Mr. Kinsella individually, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Non-Management Directors and make the correspondence available to the Non-Management Directors for their review at the Non-Management Directors' request. The Secretary will forward interested party communications to the Non-Management Directors promptly following the receipt of the communication, as appropriate.

Code of Business Conduct and Ethics

        The Company's Board has adopted a Code of Business Conduct and Ethics that applies to the Company's directors, officers (including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a "code of business conduct and ethics" under the NYSE listing standards and a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules. This Code of Business Conduct and Ethics is available on the Company's website at http://www.kilroyrealty.com. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company's directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on the Company's website.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Company's Board is composed of Independent Directors who satisfy the requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i) thereunder, and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee appoints the Company's independent auditors and reviews and discusses the audited financial statements included in the Company's and the Operating Partnership's Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has primary responsibility for the financial statements and the reporting process, including the Company's internal control over financial reporting.

        The Company's independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2011; with management and the Company's independent auditors. The Audit Committee discussed with the Company's independent auditors their judgments as to the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards Statement of Auditing Standard Number 61, "Communications with Audit Committees," as currently in effect and as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by PCAOB regarding the independent auditors' communications with the Audit Committee concerning the accountant's independence, and it discussed with the Company's independent auditors their independence from the Company. The Audit Committee also considered the compatibility of the independent auditors' provision of non-audit services with the auditors' independence.

        The Audit Committee discussed with the Company's independent auditors the overall scope of their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company's management and by the Company's independent auditors. The Audit Committee held six meetings during 2011.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2011 be included in the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 8, 2012.

Audit Committee

Scott S. Ingraham, Chairman
Edward F. Brennan, Ph.D.
William P. Dickey

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Information concerning the executive officers of the Company:

Name	Age	Position
John B. Kilroy, Jr.	63	President, Chief Executive Officer and Director
Jeffrey C. Hawken	53	Executive Vice President and Chief Operating Officer
Tyler H. Rose	51	Executive Vice President, Chief Financial Officer and Secretary
Marcum David Eli Khouri (Eli Khouri)	55	Executive Vice President and Chief Investment Officer

        John B. Kilroy, Jr. has served as the President and Chief Executive Officer of the Company since its incorporation in September 1996. Biographical information regarding Mr. Kilroy, Jr. is set forth under the caption "Certain Information with Respect to Board of Directors."

        Jeffrey C. Hawken has served as Executive Vice President and Chief Operating Officer of the Company since the completion of its initial public offering in January 1997. Prior to that time, Mr. Hawken served in the same capacity for KI and was responsible for the management and operations of KI's real estate portfolio and served on KI's acquisitions and executive committees. Mr. Hawken joined KI in 1980, as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Since that time, he attained the designation of Real Property Administrator through the Building Owner's and Manager's Association ("BOMA"). Mr. Hawken is a director and a past chair for BOMA, Greater Los Angeles and also participates on the executive committee and the Owners Advisory Council. Mr. Hawken is an active member of the World President's Organization, Angeleno Chapter. He is also a member of the Board of The New Majority Los Angeles Chapter. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Hawken is a licensed Real Estate Broker in the State of California.

        Tyler H. Rose was appointed Executive Vice President, Chief Financial Officer and Secretary in December 2009 after serving as Senior Vice President and Treasurer since 1997. Prior to his tenure at Kilroy Realty, Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. He serves on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Rose received a Master of Business Administration degree from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

        Eli Khouri was appointed Executive Vice President and Chief Investment Officer in January 2011 and is responsible for the Company's acquisition activities. From 1991 to 2001, he served in various investment capacities at Spieker Properties (formerly NYSE: SPK), including Chief Investment Officer, where he was involved with the acquisition and development of over $5 billion of office and industrial assets as well as managing its disposition and capital recycling program. In 2001, Mr. Khouri was part of the management team that orchestrated the merger of SPK into Equity Office Properties (formerly NYSE: EOP). In 2002, Mr. Khouri co-founded and served as Managing Director of Broadreach Capital Partners, a private real estate investment firm focused primarily on western U.S. commercial assets, including office, industrial and multi-use properties. Raising discretionary funds from numerous endowments, foundations and other institutional investors, Broadreach has managed approximately $3 billion in investments since 2003. From 2007 to 2010, Mr. Khouri served as a Director of Vesta Industrial, a leading developer and operator of state-of-the-art industrial and distribution properties across Mexico. Mr. Khouri received a Bachelor of Science Degree in Civil Engineering from Stanford University.

COMPENSATION DISCUSSION AND ANALYSIS

        This section discusses the material components of our executive compensation program for our executive officers who are named in the "2011 Summary Compensation Table" below and the factors relevant to an analysis of our executive compensation policies and decisions. Our "named executive officers" during 2011 were John B. Kilroy, Jr., President and Chief Executive Officer; Jeffrey C. Hawken, Executive Vice President and Chief Operating Officer; Marcum David Eli Khouri (Eli Khouri), Executive Vice President and Chief Investment Officer; and Tyler H. Rose, Executive Vice President and Chief Financial Officer. Our named executive officers are referred to in this Proxy Statement as our "NEOs." Our Compensation Committee is responsible for reviewing and approving all compensation for our executive officers, including salary, cash and equity incentive compensation awards, perquisites, and all executive officers' employment, change in control, and severance arrangements.

Executive Summary

        Strong 2011 Performance and Link to Pay Decisions.    During 2011, we experienced significantly improved performance as a company on several fronts that factored into the Compensation Committee's determinations regarding overall cash and equity incentive compensation for 2011. During 2011, management positioned the Company for continued long-term growth through strong leasing performance, well-timed acquisitions, redevelopment efforts, ongoing capital recycling and successful financing activities. The most significant quantitative and qualitative performance factors demonstrating our strong 2011 performance and evaluated by the Compensation Committee in making compensation decisions were the following:

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  Total Return to Stockholders.  Our total return to stockholders (TRS) during 2011 was 8.48%, representing a strong absolute total return to stockholders. Over the same period, our TRS outperformed a majority of the broader office REIT industry including each of the SNL US REIT Office Index (prepared by SNL Financial) which had a TRS of -0.90%, the Bloomberg REIT Office Property Index which had a TRS of -0.2849% and the median TRS for our 2011 peer group of 1.36%.

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  Leasing Activity/Occupancy Rate.  During 2011, we executed leases on 2.6 million square feet, our highest annual leasing performance in the Company's history. This leasing activity included a lease signed with DirecTV for approximately 630,000 rentable square feet, which could increase to 720,000 rentable square feet over the term of a fifteen year and nine month lease. As a result of our successful leasing efforts, occupancy in our stabilized portfolio increased to 92.4% as of December 31, 2011, compared to 89.1% as of December 31, 2010, and 82.8% as of December 31, 2009.

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  Strong 2011 Financial Performance, Including Net Income, Revenues, FFO and Same Store Net Operating Income. For 2011, we achieved:

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    Net income available to common stockholders of $50.8 million, compared to $4.5 million in 2010, representing an increase of 1,028.9%;

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    Revenues from continuing operations of $367.1 million, up 27.7% as compared to $287.4 million in 2010;

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    FFO of $136.2 million, up 27.8% as compared to $106.6 million in 2010; and

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      Same store net operating income growth of 8.2% on a cash basis and 5.7% on a GAAP basis.

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  Acquisition Activity.  In 2011, we acquired properties with a purchase price of just under $638 million in eight office projects, adding nearly two million square feet of space to our portfolio, primarily in the West Coast gateway markets of the San Francisco Bay Area and greater Seattle. These properties are key acquisitions for us in that they represent top quality, well-located assets purchased at below-replacement cost. In addition, our 2011 acquisition activity expanded our franchise in two important West Coast markets in a deliberate and strategic manner. In San Francisco's South of Market district, the epicenter for that city's robust technology and media industries, we are now the largest landlord of Class A office space with a portfolio totaling approximately 2.1 million square feet. In the technology-rich suburbs of eastern Seattle, we have expanded our presence to just under 900,000 square feet of office space. This broader footprint is creating new platforms for growth while diversifying our geographic exposure and increasing our earning power by region.

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  Capital Recycling Program.  During 2011, we implemented our capital recycling program, which provides additional capital without having to issue additional equity to fund acquisitions, finance development and redevelopment expenditures, repay long-term debt obligations and for other general corporate purposes. During 2011, we also disposed of two office buildings and one industrial property for an aggregate sales price of approximately $66.1 million. The net gain on these dispositions was $51.6 million. In addition, in January 2012, we completed the disposition of two additional office properties that were held for sale as of December 31, 2011, for an aggregate sales price of approximately $146.1 million. The net gain on these dispositions was $73.3 million.

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  Redevelopment.  During 2011, we expanded our redevelopment efforts. As of December 31, 2011, we had four redevelopment projects under construction. The projects have an aggregate total estimated investment of approximately $265.4 million (including the net carrying book value from commencement of redevelopment through completion). The projects were, in the aggregate, approximately 67% pre-leased as of December 31, 2011. We expect to complete construction of all four projects in 2012.

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  Balance Sheet Management.  During 2011, we completed more financing transactions and raised more capital than in any other year in the Company's history. Our capital raising activities significantly extended our debt maturities and enabled us to increase our consolidated total assets by approximately 22% as compared to December 31, 2010, without significantly increasing our total debt as a percentage of total market capitalization. We completed the following key financing activities during 2011:

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    In January 2011, we borrowed $135.0 million under a mortgage loan. The mortgage loan is secured by one property in San Francisco, bears interest at an annual rate of 4.27%, requires interest-only payments for the first two years with a 30-year amortization schedule thereafter, and is scheduled to mature on February 1, 2018.

    •
    In April 2011, we completed an underwritten public offering of 6,037,500 shares of the Company's common stock. The net offering proceeds were approximately $221.0 million.

    •
    In June 2011, we amended the terms of our $500 million unsecured revolving credit facility to, among other things, extend the maturity date to August 2015, reduced the interest rate to an annual rate of LIBOR plus 1.750% and reduced the facility fee to an annual rate of 0.35%.

    •
    In July 2011, we issued $325.0 million in aggregate principal amount of our 4.80% unsecured senior notes with a seven-year maturity.

      •
      In July 2011, we established an at-the-market equity offering program, pursuant to which we may, but are not obligated to, offer and sell shares of the Company's common stock having an aggregate gross sales price of up to $200.0 million from time to time.

        Company's Response to 2011 Say-on-Pay Vote and Other Changes to Executive Compensation.    At our Annual Meeting held on May 24, 2011, we held a non-binding advisory vote to approve the compensation of our NEOs, which is commonly referred to as a "Say-on-Pay" vote. Holders of 48.28% of the shares for which votes were cast at the 2011 Annual Meeting voted in favor of our Say-on-Pay proposal, while holders of 50.92% of the shares for which votes were cast at the 2011 Annual Meeting voted against our Say-on-Pay proposal. However, holders of less than half, or 45.89%, of all outstanding shares voted against our Say-on-Pay proposal. Certain stockholders who voted against our Say-on-Pay proposal expressed to us concern, in conversations with such stockholders, over aspects of our executive compensation program, including certain provisions contained in our Chief Executive Officer's employment agreement.

        In response, the Compensation Committee used the period since our 2011 Annual Meeting as an opportunity to revisit our executive compensation programs and to address stockholder concerns in a manner that the Compensation Committee believes best serves the interests of the stockholders and the Company. During this period, the Compensation Committee coordinated a thorough analysis of our executive compensation programs and how they support our compensation objectives. As part of this process, the Compensation Committee, the Board and management reviewed analyst reports on our Company, spoke with and solicited input from certain of our investors to better understand their concerns, assessed compensation and governance practices in our industry and reviewed the reports on our Company published by leading stockholder advocacy groups. In evaluating potential changes to our executive compensation programs, the Compensation Committee focused on changes that would help (a) reinforce an appropriate link between executive pay and corporate performance (both in the short and longer term), (b) ensure that our compensation program supports our stated compensation philosophy, and (c) create total compensation opportunities that are competitive with the current market. As a result of this review, the Compensation Committee took the following actions:

  •
  Significantly Amended the Terms of our Chief Executive Officer's Employment Agreement.  The Compensation Committee negotiated an amended and restated employment agreement with our Chief Executive Officer, which includes the following significant changes (see the "Amended and Restated CEO Employment Agreement" and "Employment Agreements—John B. Kilroy, Jr." sections below for additional details about the amended and restated employment agreement):

    •
    Elimination of "modified single trigger" change in control provision (meaning that Mr. Kilroy can no longer resign without "good reason" in the twelfth month after a change in control of the Company and collect severance);

    •
    Elimination of Internal Revenue Code (the "Code") section 280G excise tax gross-ups in connection with payments or benefits payable upon a change in control of the Company so that Mr. Kilroy is not entitled to any tax gross-ups on any elements of compensation;

    •
    Elimination of tax gross-up payments on Mr. Kilroy's supplemental life insurance premiums;

    •
    Addition of non-competition restrictions for a period of three years following a change in control;

    •
    Elimination of automatic renewal of the employment term, so that the agreement is now subject to a specific term of seven years;

    •
    Expansion of compensation "claw-back" provision so that all of Mr. Kilroy's compensation will be subject to any claw-back policy implemented by the Company to comply with applicable law or regulation (and any claw-back requirements imposed directly under applicable law);

      •
      Elimination of payment for, or reimbursement of, tax and financial planning services;

      •
      Retirement age delayed from age 65 to age 70;

      •
      Elimination of non-extension by the Company of the term of the agreement as a severance trigger (meaning that no severance will become payable as a result of the expiration of the term of the agreement);

      •
      Reduction of disability severance to 1x multiplier (from prior 2x multiplier); and

      •
      Elimination of accelerated vesting for performance-based equity awards upon a termination due to retirement.

  •
  Elected Not to Increase 2011 Performance-Based Incentive Awards for NEOs Despite Exceptional 2011 Performance.  The Compensation Committee believes that the Company achieved outstanding performance during 2011 as determined, in part, by reference to the following performance factors: Total Return to Stockholders; Leasing Activity/Occupancy Rate; 2011 Financial Performance (including Net Income, Revenues, FFO and Same Store Net Operating Income); Acquisitions; Capital Recycling; Redevelopment; and Balance Sheet Management. For a more detailed discussion of our performance under these fundamental performance factors, please see the "Strong 2011 Performance and Link to Pay Decisions" section above. Notwithstanding this outstanding achievement, which might otherwise warrant an increase in performance-based incentive awards for our NEOs, the Compensation Committee elected not to increase the 2011 performance-based incentive awards above the amounts granted for services performed during 2010. The Compensation Committee reached this decision primarily due to the results of our 2011 Say-on-Pay advisory vote and the Compensation Committee's desire to acknowledge and respond to stockholder concerns. We did not provide any cash bonuses and did not grant any equity awards to our NEOs during 2011 outside of our incentive program.

  •
  Emphasized Performance-Based Compensation.  For 2011, approximately 78% of our CEO's and 70% of our other NEOs' total compensation (as reported in the 2011 Summary Compensation Table below) was paid in the form of cash and equity incentives, emphasizing our focus on pay for performance. The equity awards (in the form of restricted stock grants) comprised 50% of the value of each NEO's total annual incentive award, thus closely tying the ultimate value of these awards to our ability to maximize stockholder value.

  •
  Lengthened the Vesting Schedule for Equity Awards Granted to NEOs.  The Compensation Committee extended the vesting schedule for all 2011 equity incentive awards granted to our NEOs to five-years, as compared to a two-year vesting schedule applicable to the 2010 equity incentive awards granted to our NEOs. We did not did not grant any equity awards to our NEOs during 2011 outside of our 2011 annual incentive program.

  •
  Elected Not to Increase 2011 Base Salaries for NEOs.  The Compensation Committee did not increase the 2011 base salary for any NEO over his applicable 2010 base salary.

  •
  Adopted a Compensation Clawback Policy.  In March 2012, the Compensation Committee adopted a clawback policy under which we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer under certain circumstances in the event of a restatement of our financial statement, as discussed more fully below under the "Compensation Governance and Best Practices" section.

  •
  Adopted a New Anti-Hedging Policy.  To ensure that directors, officers, other employees and their family members do not engage in transactions that would allow them to gain from declines in the price of Company securities, the Company adopted a new policy that restricts trading in derivative Company securities and restricts entering into hedging transactions or other types of "stop loss" arrangements, as discussed more fully under the "Compensation Governance and Best Practices" section below.

  •
  Increased the Minimum Stock Ownership Guidelines for our Chief Executive Officer.  The Company increased the Chief Executive Officer's minimum stock ownership guidelines from five times the Chief Executive Officer's annual base salary to six times his annual base salary. As of December 31, 2011, and as of the date of this Proxy Statement, our Chief Executive Officer met the increased minimum guidelines.

  •
  Increased the Minimum Stock Ownership Guidelines for Non-Employee Directors.  In 2012, the Company increased the minimum stock ownership guidelines for each non-employee director from an amount equal to a market value of at least $100,000 to an amount equal to five times the director's annual retainer. As of December 31, 2011, all non-employee directors met the increased minimum guidelines.

        Realized Compensation.    The Realized Compensation Table below supplements the 2011 Summary Compensation Table that appears on page 35 and shows the compensation actually realized in fiscal 2011 by each NEO. The primary difference between the Realized Compensation Table and the standard Summary Compensation Table is the method used to value stock options and stock awards. SEC rules require that the grant date fair value of all stock options and stock awards be reported in the Summary Compensation Table for the year that they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to stock awards that have not vested and for which the value is therefore uncertain (and which may end up, in some cases, as having no value at all). In contrast, the Realized Compensation Table below includes only stock awards that vested during 2011 (including those granted in prior years) and shows the value of those awards as of the applicable vesting date. As shown in the Realized Compensation Table below, our Chief Executive Officer's and Chief Operating Officer's total realized compensation in 2011 were $687,404 and $272,147 less, respectively, than their total compensation amounts reported in the 2011 Summary Compensation Table below. It should be noted that there can be no assurance that the NEOs will actually realize the value attributed to these awards even in the Realized Compensation Table, since the ultimate value of the awards will depend on the price of the stock at the time the vested shares are liquidated.

Realized Compensation Table

	Year	Salary($)	Stock Awards ($)(1)	Non Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Realized Compensation ($)	Difference Between Total Realized Compensation and Total Compensation Reported in SCT
John B. Kilroy, Jr. President and Chief Executive Officer	2011	$1,050,000	$1,812,596	$2,500,000	$350,633	$5,713,229	$(687,404)
Jeffrey C. Hawken Executive Vice President and Chief Operating Officer	2011	$575,000	$852,853	$1,125,000	$124,846	$2,677,699	$(272,147)
Tyler H. Rose Executive Vice President, Chief Financial Officer and Secretary	2011	$500,000	$567,657	$500,000	$99,033	$1,666,690	$67,657
Eli Khouri Executive Vice President, and Chief Investment Officer	2011	$500,000	$0	$500,000	$68,218	$1,068,218	$(500,000)

(1)
Reflects the stock awards that vested during 2011 and shows the value of those awards as of the applicable vesting date. No stock options vested during 2011.

        Alignment of CEO Compensation with Total Return to Stockholders.    The Compensation Committee remains committed to taking a proactive approach and listening to stockholders concerning executive compensation. The chart below illustrates the Compensation Committee's commitment to fostering a strong pay-for-performance environment. The chart reflects our Chief Executive Officer's total compensation (as reported in the 2011 Summary Compensation Table), against a hypothetical $100.00 investment made in the Company's common stock on January 1, 2009, assuming the subsequent reinvestment of all dividends paid. The value of the initial $100.00 investment is reflected as of December 31 of each of the last three years. On December 31, 2009, the initial $100.00 investment would have been worth $98.71. On December 31, 2010, the initial $100.00 investment would have been worth $122.50, and on December 31, 2011, the initial $100.00 investment made on January 1, 2009, would have been worth $132.90. Our Chief Executive Officer's total compensation for 2009 through 2011 was approximately $5.9 million, $6.4 million and $6.4 million, respectively. The table included below illustrates that our Chief Executive Officer's compensation has remained fairly constant over the last three years while a $100.00 investment in the Company's common stock over that same period would have yielded a 32.9% return.

Fiscal 2011 Compensation Details

  Pay for Performance Approach

        We believe that the compensation program for our executive officers should be closely aligned on a short-term and long-term basis to both the Company's total stock return performance (stock appreciation and dividends) and fundamental performance (for example, leasing results, acquisition activity and balance sheet management). During 2011, we focused on these core fundamentals and positioned the Company well for continued long-term growth through strong leasing performances, well-timed acquisitions, redevelopment efforts, ongoing capital recycling and successful financing activities. See the "Strong 2011 Performance and Link to Pay Decisions" section above for a summary of our performance during 2011.

        The Compensation Committee has developed the following basic framework for our NEOs' compensation program:

  •
  Consistent with our pay-for-performance philosophy, base salary should generally be a relatively small percentage of total compensation (during 2011, base salary comprised approximately 16% to 32% of each NEO's total compensation).

  •
  Incentive compensation, through a combination of cash and time-vesting or performance-based stock awards, should generally account for more than a majority of total compensation (during 2011, incentive compensation comprised approximately 63% to 78% of each NEO's total compensation).

  •
  A significant portion of incentive compensation should be in the form of equity compensation awards, to provide alignment with stockholders and a retention tool through time-based vesting (during 2011, equity compensation awards comprised 50% of each NEO's incentive compensation).

  •
  Incentive compensation should be awarded primarily based on annual corporate performance and each NEO's roles and responsibilities in driving such performance.

        Our 2011 performance-based incentive program provided for both a cash and equity component. The equity component was payable in restricted stock that vests in 20% equal installments over a five-year continued service period following the bonus year, providing important retention incentives. We did not provide any cash bonuses and did not grant any equity awards to our NEOs during 2011 outside of this program. The allocation of compensation for our NEOs for 2011 was as follows (and has remained fairly constant over the past three years):

        We believe that a significant portion of our NEOs' total compensation should be in the form of equity for several reasons:

  •
  Along with our minimum stock ownership guidelines for our NEOs (described below), equity grants help ensure that a significant portion of our NEOs' compensation is tied to the value of our stock, aligning the interests of our NEOs with those of our stockholders. Our view is that if we have superior long-term operating performance, our NEOs, through their significant equity compensation, will receive above market compensation from dividends and capital appreciation in our common stock. Conversely, if we do not perform as well as our peers, our NEOs' compensation will appropriately prove to be below market over the long-term;

  •
  We design certain of our Company's equity awards to be total stockholder return vehicles that provide for dividend payments, rewarding our NEOs for both share appreciation as well as dividends paid. We believe a focus on total stockholder return encourages our NEOs to increase earnings to maintain our dividend; and

  •
  Our stock awards vest over several years, subject to continued employment through the applicable vesting date, which provides an important retention incentive.

  Compensation Objectives and Overview of Components

        The compensation philosophy for our executive officers is based on the following principles:

  •
  Our compensation program should help the Company attract and retain individuals of superior ability and managerial talent;

  •
  Our compensation program should be competitive;

  •
  Our compensation program should ensure that executive officer compensation is aligned with the Company's corporate strategies and business objectives and the long-term interests of our stockholders;

  •
  Our compensation program should serve to increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of corporate and operational performance objectives in these areas; and

  •
  Our compensation program should include the use of stock-based compensation to reinforce the link between executive compensation and the interests of our stockholders.

        The following table sets forth the key elements of our NEOs' compensation program, along with the primary objective associated with each element of compensation.

Compensation Element	Primary Objective
Base salary	To recognize ongoing performance of job responsibilities and to provide a regular source of income so employees can focus on day-to-day responsibilities.
Annual incentive program (comprised of cash and equity components)	To recognize the achievement of strong corporate performance and individual contributions to such performance.
Long-term equity incentive compensation (typically granted through the equity component of the annual incentive program)
To emphasize long-term performance objectives, align the interests of our NEOs with stockholder interests, encourage the maximization of stockholder value and retain key executives. We did not provide any cash bonuses and did not grant any equity awards to our NEOs during 2011 outside of our annual incentive program (described immediately above).
Severance and change in control benefits
To encourage the continued attention and dedication of our NEOs and provide reasonable individual security to enable our NEOs to focus on our best interests, particularly when considering strategic alternatives that may involve a change in control of the Company.
Retirement savings (401(k)) plan; Deferred compensation plan	To provide retirement savings in a tax-efficient manner and to generate savings in a tax-efficient manner in excess of limits imposed under our 401(k) plan.
Health and welfare benefits and other perquisites
To provide a basic level of protection from health, dental, life and disability risks, and to provide certain low-cost benefits with high perceived value to assist in attracting and retaining our NEOs.

  Role of Compensation Consultant

        For approximately five years, the Compensation Committee has retained FTI Consulting, Inc. ("FTI"), to assist it in reviewing our compensation programs and evaluating specific compensation-related matters. The compensation consultant engaged by the Compensation Committee, FTI, specializes in compensation matters in the REIT and real estate industries. The compensation consultant provides data on the compensation and relative performance of our peer group, makes presentations on matters affecting compensation, provides assessments of the degree to which our compensation arrangements are consistent with market practices and our corporate objectives, provides assistance with the design and performance considerations associated with our annual and long-term incentive programs, and consults on other compensation matters as needed. The compensation consultant also meets privately in executive session with the Compensation Committee. The compensation consultant evaluated the following in connection with its recommendations as to overall compensation levels, as well as the desired mix of base salary, annual incentives, and long-term compensation opportunities:

  •
  Our performance as compared to other REITs, with an emphasis on office REITs, and as compared to other publicly traded real estate companies engaged in activities similar to those engaged in by us; and

  •
  The current economic environment of the real estate industry and the markets specific to our properties.

        For 2011, the compensation consultant provided advice to the Compensation Committee with respect to competitive practices, the amounts and nature of compensation paid to executive officers, structuring our various compensation programs, and recommending the appropriate levels of salary, annual equity and cash incentives, long-term equity compensation programs and perquisites payable to our executive officers. The compensation consultant also provided advice to the Compensation Committee with respect to the terms and conditions of our CEO's amended and restated employment agreement. Based on the Company's outstanding performance during 2011, FTI believes that our compensation program is fair and reasonable to the Company.

        Other than compensation consulting services with respect to executive officers and directors, the compensation consultant does not provide any additional services to our Company. The Compensation Committee has sole authority to hire, retain, and terminate the compensation consultant.

  Market Review and Compensation Peer Group

        Our Compensation Committee reviews peer group data generally to assess the competitiveness of our compensation programs and levels. Our peer group for 2011 was comprised of the same companies used in 2010, except that we removed AMB Property Corporation and Nationwide Health Properties, Inc., because they were acquired during 2011. In light of these removals, and based on recommendations from FTI, two additional companies, Hyatt Hotels Corporation and Plum Creek Timber Company, Inc., were added to the peer group in 2011 because these have comparable market capitalizations to AMB Property Corporation and Nationwide Health Properties, Inc. and are also comparable to us in terms of company size (i.e., between 1x to 3x our market capitalization, which was approximately $2.3 million, as of December 31, 2011). The 2011 peer group consists of the following 27 leading companies and REITs, each with an equity market capitalization of between $1 billion and $7.6 billion, and as a group with a median equity market capitalization of approximately $3.1 billion as of December 31, 2011:

Alexandria Real Estate Equities, Inc.	LaSalle Hotel Properties
BioMed Realty Trust	Liberty Property Trust
Brandywine Realty Trust	Mack-Cali Realty Corporation
Camden Property Trust	MFA Financial, Inc.
CBL and Associates Properties, Inc.	Plum Creek Timber Company, Inc.
Corporate Office Properties, Inc.	Rayonier, Inc.
Digital Realty Trust, Inc.	Realty Income Corporation
Douglas Emmett, Inc.	Redwood Trust, Inc.
Duke Realty Corporation	SL Green Realty Corp.
Entertainment Properties Trust	The Macerich Company
Essex Properties Trust, Inc.	UDR, Inc.
Federal Realty Investment Trust	W.P. Carey & Co. LLC
Highwoods Properties, Inc.	Weingarten Realty Investors
Hyatt Hotels Corporation

        In connection with advising the Compensation Committee, FTI surveyed the compensation practices of our 2011 peer group and utilized other executive compensation surveys to assess the competitiveness of our NEOs' compensation. The 2011 peer group was analyzed by FTI in the aggregate and separately as subsets based on the respective companies' equity market capitalization as a percentage of our equity market capitalization as of December 31, 2011. FTI's analysis of our 2011 peer group provided an overview of typical compensation components (e.g., base salaries, annual bonuses and long-term equity incentives and perquisites), as well as the range of compensation levels by position, in each case, generally found within the 2011 peer group. FTI's 2011 peer group compensation analyses, together with other reports and information prepared and provided by FTI to the Compensation Committee were used by the Compensation Committee to evaluate our executive compensation programs generally. The Compensation Committee did not engage in any formal benchmarking with respect to our NEOs' compensation in 2011.

  Role of Management in Executive Compensation Planning

        Our Chief Executive Officer and our Chief Financial Officer provide recommendations to the Compensation Committee regarding the compensation of executive officers (other than themselves). Our Chief Executive Officer further participates in the compensation process as follows:

  •
  Presents overall results of the Company's performance and achievement of historical and go-forward business objectives and goals from management's perspective;

  •
  Provides evaluation for all other executive officers (including our NEOs);

  •
  Reviews peer group information and compensation recommendations and provides feedback regarding the potential impact of proposed compensation decisions; and

  •
  Discusses compensation matters with the Chairman of the Compensation Committee;

  •
  Participates in certain Compensation Committee meetings at the invitation of the Compensation Committee.

        Our Chief Financial Officer evaluates the financial implications and affordability of the Company's compensation program. Other executive officers (including other NEOs) may periodically participate in the compensation process and in Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise.

Discussion of 2011 Executive Compensation Elements

        Base Compensation.    For 2011, we provided our NEOs with base salaries that fell within approximately the 50th and 75th percentiles of our 2011 peer group. In approving 2011 base salaries for our executive officers, the Compensation Committee reviewed certain market data from our 2011 peer group. The Compensation Committee also considered the performance of the Company, the performance of each executive, the contribution of each executive to our overall results, input from our Chief Executive Officer (with respect to our other NEOs), additional roles or responsibilities assumed and the relative need to retain the executive.

        Based on the foregoing assessment and upon review of the independently prepared 2011 peer group analyses discussed above in the "Market Review and Compensation Peer Group" section, the Compensation Committee determined that each NEO's annual base salary was appropriate and that keeping 2011 base salary levels the same as 2010 base salary levels was appropriate. Furthermore, no formulaic base salary increases are provided to our NEOs. The following table shows each NEO's 2010 and 2011 base salary levels:

Named Executive	2010 Base Salary	2011 Base Salary
John B. Kilroy, Jr.	$1,050,000	$1,050,000
Jeffrey C. Hawken	$575,000	$575,000
Tyler H. Rose	$500,000	$500,000
Eli Khouri(1)	N/A	$500,000

(1)
Eli Khouri joined the Company in January 2011.

        2011 Annual Incentive Program.    During 2011, our NEOs were eligible to earn cash and equity incentive awards under our 2011 annual incentive program. For 2011, the equity component was payable in restricted stock that vests in 20% equal installments over a five-year continued service period following the bonus year, thus closely tying the ultimate value of these awards to our ability to maximize stockholder value, while providing an important retention incentive through time-based vesting. As discussed in greater detail under the heading "Strong 2011 Performance and Link to Pay Decisions" above, the Compensation Committee believes that the Company achieved outstanding performance in 2011 as determined, in part, by reference to the following performance measures: Total Return to Stockholders; Leasing Activity/Occupancy Rate; 2011 Financial Performance (including Net Income, Revenues, FFO and Same Store Net Operating Income); Acquisitions; Capital Recycling; Redevelopment; and Balance Sheet Management. Notwithstanding this outstanding achievement, which might otherwise warrant an increase in performance-based incentive awards for our NEOs, the Compensation Committee determined to award cash and equity incentives only at levels consistent with those paid in 2010. The Compensation Committee reached this decision primarily due to the results of our 2011 Say-on-Pay advisory vote and the Compensation Committee's desire to acknowledge and respond to stockholder concerns. We did not provide any cash bonuses and did not grant any equity awards to our NEOs during 2011 outside of our incentive program.

        In accordance with the foregoing, the following incentive award amounts were authorized by the Compensation Committee under the 2011 annual incentive program (paid or granted in early 2012).

	2011 Annual Incentive Program
Named Executive	Cash Component	Equity Component	Total Incentive Award
John B. Kilroy, Jr.	$2,500,000	$2,500,000	$5,000,000
Jeffrey C. Hawken	$1,125,000	$1,125,000	$2,250,000
Tyler H. Rose	$500,000	$500,000	$1,000,000
Eli Khouri	$500,000	$500,000	$1,000,000

        The equity component of the performance-based incentive award was made in the form of restricted stock. As described in the "Policies With Respect to Equity Compensation Awards" section below, each NEO is entitled to defer receipt of the restricted stock grant by electing to receive RSUs. Equity awards earned under the 2011 annual incentive program will vest in equal annual installments over a five-year service period, with the first vesting date occurring on January 5, 2013 and the last on January 5, 2017, subject to continued employment through the applicable vesting date and accelerated vesting in connection with certain qualifying events (see the "Employment, Change in Control and Severance Agreements with NEOs" section below for a description of the applicable accelerated vesting provisions).

        Policies with Respect to Equity Compensation Awards.    Under our annual incentive program, the Compensation Committee approves dollar-denominated annual awards of restricted stock with respect to the prior year's performance. The number of shares underlying the restricted stock awards are determined by reference to the fair market value of the Company's common stock as of the date of grant and are awarded under our 2006 Incentive Award Plan.

        Consistent with prior years, 2011 annual restricted stock awards under our annual incentive program were made during the first quarter of the 2012 fiscal year. In addition to these awards, we also occasionally make grants of equity incentive awards at other times at the discretion of the Compensation Committee or the Board, including, but not limited to, in connection with the hiring of new executive officers. No such discretionary equity incentive awards were granted to our NEOs during 2011.

        We maintain a Stock Award Deferral Program under which our directors and certain of our management employees, including our NEOs, may defer receipt of restricted stock awards granted under the 2006 Incentive Award Plan by electing to receive an equivalent number of RSUs in lieu of such restricted stock. Each RSU issued under the deferral program represents the right to receive one share of our common stock in the future and will be subject to the same vesting conditions as would have applied to the restricted stock award in lieu of which such RSU is issued. In addition, RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends in respect of the shares underlying the participant's RSUs, with additional, fully-vested RSUs equal to the value of the dividend paid in respect of such shares. Shares of stock underlying RSUs will be paid to the executive holding RSUs on the earliest to occur of a change in control, the executive's "separation from service" with us, the executive's death or disability, or a pre-determined date specified by the executive. By electing to receive RSUs instead of restricted shares, executives are generally able to defer income taxes on these awards, which make our compensation program more desirable and helps us to attract and retain top talent without significant additional cost to the Company.

        Other Elements of Compensation.    To assist us in attracting and retaining key executives critical to our success and to ensure that their compensation is commensurate with similarly situated executives in our 2011 peer group, we provide our NEOs with certain other elements of compensation. We believe that these other elements of compensation are important to attract, motivate and retain the top executive talent for which we compete at this time. All future practices regarding other elements of compensation, benefits and/or perquisites are subject to periodic review by the Compensation Committee. In 2011, we provided our NEOs with the following other elements of compensation:

        Employee Healthcare Premiums.    We provide the NEOs and their dependents with health, dental, and optical insurance at the Company's cost.

        Supplemental Healthcare Insurance.    We provide our NEOs with supplemental healthcare insurance, which consists of an annual benefit per executive officer for reimbursed medical expenses during a calendar year.

        Supplemental Life Insurance Premiums.    Under Mr. Kilroy's employment agreement (prior to its amendment and restatement), we paid approximately half of the premiums associated with a $10,000,000 supplemental life insurance policy covering Mr. Kilroy for 2011 ($65,000), in addition to which, during 2011, we paid an amount to Mr. Kilroy ($57,066) intended to cover taxes imposed on him with respect to these partial premium payments. In 2012, we amended Mr. Kilroy's employment agreement to eliminate this tax gross-up payment and agreed to pay the full annual premium payment of $130,768.

        Automobile Allowance/Lease.    We provide our NEOs and certain other employees with an automobile allowance during the term of such employee's employment with us and lease a car for Mr. Kilroy. Additionally, we reimburse our NEOs and certain other employees for certain automobile-related expenses during the term of their employment.

        Club Dues.    We pay certain club dues for Messrs. Kilroy and Hawken.

        Financial Planning Services.    In respect of 2011, we paid or reimbursed Messrs. Kilroy and Hawken up to $25,000 for certain financial planning services pursuant to the terms of their respective employment agreements. Under his amended and restatement employment agreement, Mr. Kilroy will no longer be provided with this benefit.

        Amended and Restated CEO Employment Agreement.    As discussed above, in 2012 we entered into an amended and restated employment agreement with Mr. Kilroy, retroactive to January 1, 2012, that superseded and replaced his employment agreement that was in effect at December 31, 2011. The amended and restated employment agreement was entered into in order to directly address apparent concerns over certain provisions contained in Mr. Kilroy's employment agreement, to reward Mr. Kilroy, Jr. for his excellent and long standing service to the Company and to incentivize him over the term of his new employment agreement. Mr. Kilroy was under no obligation to re-negotiate the terms, or to relinquish any of the legacy rights or benefits, included in his employment agreement. See the "Company's Response to 2011 Say-on-Pay Vote and Other Changes to Executive Compensation" section above for a summary of the significant changes made to Mr. Kilroy's employment agreement.

        In consideration for Mr. Kilroy entering into the amended and restated employment agreement and relinquishing several contractual rights and benefits, the Company agreed to the following:

  •
  Increase Mr. Kilroy's annual base salary to $1,225,000, which is the first increase in his base salary since 2008;

  •
  Increase the target award levels for Mr. Kilroy under our annual performance-based incentive program to $3,000,000 with respect to the target cash award and $3,000,000 with respect to the target equity award;

  •
  Pay Mr. Kilroy up to $150,000 per year to cover premium payments in connection with disability insurance providing $10,000,000 in coverage for Mr. Kilroy;

  •
  Amend the terms related to the premium payments paid in connection with a legacy $10,000,000 supplemental life insurance policy covering Mr. Kilroy to fix the Company's costs associated with this policy at $130,768; this life insurance benefit has been a key component of Mr. Kilroy's compensation package for years and was retained in his amended and restated agreement in light of the other substantial concessions made by Mr. Kilroy in the voluntary renegotiation of that agreement. This benefit provides personal security to Mr. Kilroy that is essential to his continuing employment, providing Mr. Kilroy with peace of mind as he continues to run our Company on a dedicated, full-time basis throughout his sixties;

  •
  Revise the severance provisions, which are further described under the "Employment, Change in Control and Severance Agreements With NEOs" and the "Potential Payments Upon Termination or Change in Control" sections below; and

  •
  Make a special RSU award grant to Mr. Kilroy covering 206,477 shares of common stock that will, subject to the satisfaction of certain conditions, vest over the seven-year term of his amended and restated employment agreement. Fifty-percent of the RSU is eligible to vest in substantially equal installments over the seven year term of Mr. Kilroy's amended and restated employment agreement, subject to Mr. Kilroy's continued employment on the applicable vesting date. Fifty-percent of the RSU is eligible to vest in substantially equal annual installments based on the achievement of one of two performance goals for each annual tranche, subject to Mr. Kilroy's continued employment through each vesting date: (1) achievement of an annual TRS equal to 7.5% for the applicable calendar year; or (2) achievement off a TRS that exceeds the TRS for the SNL U.S. REIT Office Index for the applicable calendar year. If neither of the stockholder return hurdles is achieved for an applicable year during the performance period, those shares will remain eligible to vest in a subsequent year (ending on December 31, 2018) if the company achieves a cumulative total stockholder return goal. In addition to providing consideration for Mr. Kilroy's long and exemplary service to the Company and voluntarily entering into the amended and restated employment agreement, we believe that this RSU award will appropriately incentivize Mr. Kilroy's performance during the employment term, while providing an important retention incentive, particularly given the seven-year vesting schedule associated with the award.

        Defined Contribution Plans.    We maintain a Section 401(k) Savings/Retirement Plan (the "401(k) Plan") that covers our eligible employees, including our NEOs, and those of certain designated affiliates. The 401(k) Plan permits our eligible employees to defer receipt of (and taxation on) up to 60% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of ten percent of the participant's annual salary (thus, the maximum match is five percent of the participant's base salary) and subject to certain other limits. Participants vest immediately in the amounts contributed by us on their behalves. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. This tax-preferential savings option fits our compensation philosophy by helping us to attract and retain top talent.

        Deferred Compensation Plan.    We maintain a cash Deferred Compensation Plan under which our directors and certain of our management employees, including our NEOs, may defer receipt of their compensation, including up to 70% of their salaries and up to 100% of their director fees and cash bonuses, each as applicable. In addition, eligible management employees, including the NEOs, will generally receive monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries, without regard to whether such employees elect to defer salary or bonus compensation under the Deferred Compensation Plan. The Deferred Compensation Plan provides that we may also make additional discretionary contributions to Participant accounts. To date, we have not made any discretionary contributions. The Deferred Compensation Plan fits into our compensation philosophy by providing our NEOs with the ability to accrue compensation and generate savings in a tax-efficient manner in excess of limits imposed under our 401(k) Plan, thereby providing additional financial security that enables our executives to focus on their work-related obligations. For additional information, refer to the "Nonqualified Deferred Compensation Plan Table" below.

        Severance and Change in Control Arrangements.    We have entered into employment agreements with our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer that provide for various severance and change in control benefits and other terms and conditions of employment. We believe that the protections contained in these employment agreements will help to ensure the day-to-day stability necessary to enable our executives to properly focus their attention on their duties and responsibilities with the Company and will provide security with regard to some of the most uncertain events relating to continued service, thereby limiting concern and uncertainty and promoting productivity. For a description of the material terms of these employment agreements, see the "Employment Agreements" section below.

Compensation Governance and Best Practices

        Adoption of Compensation Clawback Policy.    Under our clawback policy, effective as of March 30, 2012, subject to the discretion and approval of our Board, we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer, in any case where all of the following factors are present: (a) the award was predicated upon the achievement of certain financial results that were subsequently the subject of an accounting restatement due to material noncompliance by us with any financial reporting requirements under securities laws; (b) the Board determines that the executive officer engaged in misconduct that was a substantial contributing cause to the need for the restatement; and (c) a lower award would have been made to the executive officer based upon the restated financial results. In each such instance, we may recover the individual executive officer's entire annual bonus in addition to any gain received from the award within the relevant period, plus a reasonable rate of interest. These clawback provisions are additional to those contained in Mr. Kilroy's Amended and Restated Employment Agreement, as described above in the section "Amended and Restated CEO Employment Agreement."

        Anti-Hedging Policy.    We have established policies that provide that our directors, officers, other employees and their family members may not engage in any transaction that might allow them to gain from declines in Company securities. Specifically, we prohibit transactions using derivative securities, or otherwise participating in hedging, "stop loss" or other speculative transactions, involving Company securities by officers, directors, other employees and their family members, including short selling Company securities, trading in any puts, calls, covered calls or other derivative products involving Company securities, or the writing of purchase or call options, short sales and other similar transactions.

        Minimum Stock Ownership Guidelines.    As part of our compensation objectives, we believe that our NEOs should hold a significant amount of our stock to link their long-term economic interests directly to those of our stockholders. Accordingly, we have established requirements that NEOs own stock valued at three to six times their respective annual base salaries, as detailed in the following table. We believe that these multiples constitute significant amounts for our NEOs and provide a substantial link between the interests of our NEOs and those of our stockholders. We periodically review our minimum stock ownership levels. Based on our review and comments from leading stockholder advisory groups, we increased the minimum stock ownership guideline for our Chief Executive Officer from a multiple of five times annual base salary to six times annual base salary.

Named Executive	Ownership Requirement as a % of Base Salary	Ownership Requirement Met as of December 31, 2011
John B. Kilroy, Jr.	600%	Yes
Jeffrey C. Hawken	300%	Yes
Tyler H. Rose	300%	Yes
Eli Khouri	300%	N/A (1)

(1)
Eli Khouri joined the Company in January 2011. Under our minimum stock ownership guidelines, our NEOs have five years to comply with the Company's minimum stock ownership levels.

Tax and Accounting Considerations

        Limitation on Deductibility of Executive Compensation.    Section 162(m) of the Code limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid by us to our NEOs (other than the chief financial officer) during any fiscal year must qualify as "performance-based compensation" as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals that have been approved by our stockholders, and the committee of the Board that establishes and certifies the attainment of such goals consists only of "outside directors." All members of the Compensation Committee qualify as outside directors for purposes of Section 162(m).

        The Compensation Committee's policy is to take into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive's exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance and in the best interests of the Company. The Compensation Committee may therefore award compensation to our executive officers that is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders' best interests. In addition, we believe that we qualify as a REIT under the Code and are not subject to federal income taxes, meaning that the payment of compensation that does not satisfy the requirements of Section 162(m) should not have a material adverse consequence to us, provided we continue to remain qualified as a REIT under the Code. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

        Internal Revenue Code Section 409A.    The Compensation Committee also endeavors to structure executive officers' compensation in a manner that is either compliant with, or exempt from the application of, Section 409A of the Code, which provisions may impose significant additional taxes on nonqualified deferred compensation that neither is exempt from nor satisfies the requirements of Section 409A (including certain equity awards, severance, incentive compensation, traditional deferred compensation, and other payments).

        Accounting.    The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 (formerly known as FASB 123R), requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.

EXECUTIVE COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in this Annual Meeting Proxy Statement on Schedule 14A.

Executive Compensation Committee
Edward F. Brennan, Ph.D., Chairman
William P. Dickey
Scott S. Ingraham
Dale F. Kinsella

EXECUTIVE COMPENSATION TABLES

2011 Summary Compensation Table

        The following table sets forth summary information regarding our compensation practices for each of our NEOs for all services rendered to us in all capacities in 2009, 2010, and 2011.

Name & Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards($)(1)	Option Awards($)	Non Equity Incentive Plan Compensation($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)(3)	Total ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John B. Kilroy, Jr.	2011	$1,050,000	$2,500,000	$2,500,000				$350,633	$6,400,633
President and Chief	2010	$1,050,000		$2,500,000		$2,500,000		$349,322	$6,399,322
Executive Officer	2009	$1,050,000		$2,004,000		$2,500,000		$346,856	$5,900,856
Jeffrey C. Hawken	2011	$575,000	$1,125,000	$1,125,000				$124,846	$2,949,846
Executive Vice President and	2010	$575,000		$1,125,000		$1,125,000		$116,401	$2,941,401
Chief Operating Officer	2009	$575,000		$901,800		$1,125,000		$112,909	$2,714,709
Tyler H. Rose	2011	$500,000	$500,000	$500,000				$99,033	$1,599,033
Executive Vice President,	2010	$500,000		$500,000		$500,000		$89,112	$1,589,112
Chief Financial Officer and	2009	$365,000	$317,500	$450,000				$66,945	$1,199,445
Secretary
Eli Khouri(5)	2011	$500,000	$500,000	$500,000				$68,218	$1,568,218
Executive Vice President and Chief Investment Officer

(1)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The fair value is based on the quoted closing share price of the Company's Common Stock on the NYSE on the grant date. The stock awards reported for each of our NEOs in 2011 are reported in the year of the service period for the bonus program and granted in the first quarter of the following year.

(2)
Amounts represent bonuses under the Company's 2011 annual incentive program as further discussed under "Compensation Discussion and Analysis."

(3)
Includes the components of all other compensation identified in the "All Other Compensation" table below.

(4)
Amounts shown include amounts that have been deferred under our Deferred Compensation Plan or Stock Award Deferral Program. For further information regarding our Deferred Compensation Plan and Stock Award Deferral Program, see "Compensation Discussion and Analysis—Deferred Compensation Plan." For additional description of the amounts deferred, see the "Nonqualified Deferred Compensation" table below.

(5)
Mr. Khouri joined the Company in 2011.

All Other Compensation

        The following table identifies the components of "All Other Compensation" provided to our NEOs in 2011.

Executive Officers	Employee Healthcare Premiums	Supplemental Healthcare Insurance	Supplemental Life Insurance		Company Contributions to Deferred Compensation Plan	Company Contributions to 401 (k)	Automobile Related Expenses	Home Office Expenses	Financial Planning Services	Club Dues	Total Benefits
John B. Kilroy, Jr.	$4,326	$11,280	$122,066	(1)	$105,000	$11,000	$40,980	$18,979	$25,000	$12,002	$350,633
Jeffrey C. Hawken	$4,326	$11,280			$57,500	$11,000	$21,667	$2,992	$5,494	$10,587	$124,846
Tyler H. Rose	$4,326	$11,280			$50,000	$11,000	$16,099	$254	$5,649	$425	$99,033
Eli Khouri	$3,988	$11,280			$39,583	$4,688	$8,679				$68,218

(1)
We paid approximately half of the premiums associated with a $10,000,000 supplemental life insurance policy covering Mr. Kilroy for 2011 ($65,000), in addition to which, we paid an amount to Mr. Kilroy ($57,066) intended to cover taxes imposed on him with respect to these partial premium payments. In 2012, we amended Mr. Kilroy's employment agreement to eliminate this tax gross-up payment entirely and agreed to pay the full annual premium payment of $130,768, as further described under "Compensation Discussion and Analysis."

Grants of Plan-Based Awards

        The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the year ended December 31, 2011.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)
											Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum $	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(2)	(j)	(k)	(l)(3)
John B. Kilroy, Jr.	1/30/2012							59,938			$2,500,000
Jeffrey C. Hawken	1/30/2012							26,972			$1,125,000
Tyler H. Rose	1/30/2012							11,988			$500,000
Eli Khouri	1/30/2012							11,988			$500,000

(1)
The table includes awards that were granted in January 2012 as part of the 2011 annual incentive program.

(2)
The awards vest in equal installments on January 5th of each year over a five year-period, with the first installment vesting on January 5, 2013.

(3)
The fair value is based on the quoted closing price of the Company's Common Stock on the NYSE on the grant date.

Employment Agreements

John B. Kilroy, Jr.

Employment Agreement as of December 31, 2011

        The employment agreement of Mr. Kilroy provided that in the event that the employment of Mr. Kilroy was terminated without "Cause" or for "Good Reason" (as defined in his employment agreement), Mr. Kilroy would be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the "Termination Benefits"): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation health coverage for the terminated executive, his spouse, and his dependents, as applicable, for three years after the date of termination, at our expense. In addition, Mr. Kilroy was entitled to receive a severance payment (the "Severance Payment") equal to the sum of

(i) three times annual base salary, and (ii) three times the average of the two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed in Mr. Kilroy's employment agreement, which sum may have been increased for the determination of the Severance Payment only if the board of directors or the Compensation Committee specifically approved such increase) during the three preceding full performance years and the target annual incentives shall never have been less than the annual cash award target and the annual stock target set forth in the employment agreement.

        As defined in the employment agreement, Good Reason included, among other things, the right of Mr. Kilroy to terminate employment with us in the twelfth month following a "Change in Control" of the Company (as defined in the employment agreement). Also, a nonextension by us of the term of the employment agreement was deemed a termination of Mr. Kilroy's employment without Cause.

        In the event that the employment of Mr. Kilroy was terminated due to his retirement or death, Mr. Kilroy would have been entitled to receive the Termination Benefits, except that (i) his Severance Payment would have equaled the sum of (a) his annual base salary and (b) the average of his two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed in Mr. Kilroy's employment agreement, which sum may have been increased for the determination of the Severance Payment only if the board of directors or the Compensation Committee specifically approved such increase) during the three preceding full performance years and the target annual incentives could never have been less than the annual cash award target and the annual stock target set forth in the employment agreement.

        In the event that the employment of Mr. Kilroy was terminated due to his disability, Mr. Kilroy would have been entitled to receive the Termination Benefits, except that his Severance Payment would have equaled the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target annual incentives (i.e., the sum of the annual cash award target and the annual stock target as detailed in Mr. Kilroy's employment agreement, which sum would have been increased for the determination of the Severance Payment only if the board of directors or the Compensation Committee specifically approved such increase) during the three preceding full performance years and the target annual incentives could never have been less than the annual cash award target and the annual stock target set forth in the employment agreement.

        In the event of a Change in Control of the Company (as defined in Mr. Kilroy's employment agreement), Mr. Kilroy would have been entitled to receive gross-up payments from us for any excise taxes imposed pursuant to Section 4999 of the Code.

        The employment agreement required Mr. Kilroy to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Kilroy was also subject to (i) restrictions on solicitation during the term of the employment agreement and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of employment and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates, and agents during the term of the employment agreement and in perpetuity thereafter. Mr. Kilroy further agreed to cooperate with the Company, during the term of the employment agreement and thereafter, regarding any litigation to which the Company became party. If Mr. Kilroy failed to comply with the restrictions on solicitation and disclosure of confidential information described above, then he could have forfeited all unvested equity awards, unexercised options, and unpaid RSUs granted at or after January 1, 2007 and held by him or his transferee at the time of such noncompliance.

Amended and Restated Employment Agreement

        On March 30, 2012, Mr. Kilroy entered into an amended and restated employment agreement, effective January 1, 2012, in order to address certain items of stockholder concern, as discussed under "Compensation Discussion and Analysis". The severance payments and benefits provided under Mr. Kilroy's amended and restated employment agreement are the same as those described above, with the following changes:

  •
  Elimination of "modified single trigger" change in control provision (meaning that Mr. Kilroy can no longer resign without "good reason" in the twelfth month after a change in control of the Company and collect severance).

  •
  Elimination of non-extension by the Company of the term of the agreement as a severance trigger (meaning that no severance will become payable as a result of the expiration of the term of the agreement).

  •
  Elimination of Code section 280G excise tax gross-ups in connection with payments or benefits payable upon a change in control of the Company.

  •
  Reduction of disability severance to 1x multiplier (from prior 2x multiplier).

  •
  Elimination of accelerated vesting of performance-based equity awards upon a termination due to retirement.

  •
  The "annual incentives" portion of Mr. Kilroy's Severance Payment is now based on the average "annual incentives" during the prior five years, which "annual incentives" include Mr. Kilroy's annual cash and stock award targets, the fair value of any discretionary equity awards granted to him in the applicable calendar year (other than any equity award granted pursuant to the Company's annual bonus program) and the value of any long-term cash incentive paid to him in the applicable calendar year.

  •
  Upon a termination for Good Reason or without Cause, or due to his disability or retirement, Mr. Kilroy will be entitled to receive $130,768 per year over the three-year period following the termination date to cover premium payments incurred in connection with his life insurance policy.

        As mentioned above in "Company response to 2011 Say-on-Pay Vote and Other Changes to Executive Compensation," in connection with entering into the amended and restated employment agreement, Mr. Kilroy also entered into a noncompetition agreement that will subject Mr. Kilroy to restrictions on competition during the employment term and for a period of three years following a Change in Control of our Company.

Jeffrey C. Hawken

        The employment agreement of Mr. Hawken provides that in the event that the employment of Mr. Hawken is terminated without "Cause" or for "Good Reason" (as defined in the employment agreement), Mr. Hawken would be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the "Termination Benefits"): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation health coverage for the terminated executive, his spouse, and his dependents, as applicable, for three years after the date of termination, at our expense. In addition, Mr. Hawken is entitled to receive a severance payment (the "Severance Payment") equal to the sum of (i) three times annual base salary, and (ii) three times the average of the two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed in Mr. Hawken's employment agreement, which sum may be increased for the determination of the Severance Payment only if the board of directors or the Compensation Committee specifically approves such increase) during the three preceding full performance years, and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement.

        As defined in the employment agreement, Good Reason includes, among other things, the right of Mr. Hawken to terminate employment with us in the twelfth month following a "Change in Control" of the Company (as defined in the employment agreement). Also, a nonextension by us of the term of the employment agreements will be deemed a termination of Mr. Hawken's employment without Cause.

        In the event that the employment of Mr. Hawken is terminated due to his retirement or death, Mr. Hawken would be entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal the sum of (a) his annual base salary and (b) the average of his two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed in Mr. Hawken's employment agreement, which sum may be increased for the determination of the Severance Payment only if the board of directors or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by Mr. Hawken in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the employment agreement.

        In the event that the employment of Mr. Hawken is terminated due to his disability, Mr. Hawken would be entitled to receive the Termination Benefits, except that his Severance Payment shall equal the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target annual incentives (i.e., the sum of the annual cash award target and the annual stock target as detailed in Mr. Hawken's employment agreement, which sum may be increased for the determination of the Severance Payment only if the board of directors or the Compensation Committee specifically approves such increase) during the three preceding full performance years, and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the employment agreement.

        In the event of a Change in Control of the Company (as defined in the employment agreement), Mr. Hawken is generally entitled to receive gross-up payments from us for any excise taxes imposed, pursuant to Section 4999 of the Code (and any taxes imposed as a result of the gross-up payment), on the payments and benefits that the executives will receive upon such Change in Control under the employment agreement or under any other arrangement with us. We agree to place such gross-ups, payments, and benefits in separate rabbi trusts on behalf of Mr. Hawken within thirty days after the Change in Control.

        The employment agreement requires Mr. Hawken to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Hawken is also subject to (i) restrictions on solicitation during the term of the employment agreement and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employment and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates, and agents during the term of the employment agreement and in perpetuity thereafter. Mr. Hawken further agrees to cooperate with the Company, during the term of the employment agreement and thereafter, regarding any litigation to which the Company is party. If Mr. Hawken fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then he may forfeit all unvested equity awards, unexercised options, and unpaid RSUs granted at or after January 1, 2007 and held by him or his transferee at the time of such noncompliance.

Tyler H. Rose

        The employment agreement of Mr. Rose provides that in the event that the employment of Mr. Rose is terminated without "Cause" or for "Good Reason" (as defined in the applicable employment agreement), Mr. Rose is entitled to receive the Termination Benefits except that (i) his Severance Payment is equal to the sum of (a) two times his annual base salary and (b) two times the average of his two highest annual incentives (i.e., the sum of the annual cash award and the annual stock incentive target, as defined in Mr. Rose's employment agreement) during the three preceding full performance years and (ii) the continuation of health coverage for the terminated executive, his spouse and his dependents, as applicable, shall be for a period of two years after the date of termination, at our expense.

        In the event that the employment of Mr. Rose is terminated due to retirement, Mr. Rose is entitled to receive all Termination Benefits, except that (i) his Severance Payment shall be equal to zero and (ii) the continuation of health coverage for the terminated executive, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

        In the event that the employment of Mr. Rose is terminated due to his death, Mr. Rose is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal the sum of (a) one times his annual base salary and (b) one times the average of his two highest annual incentives (i.e., the sum of the annual cash award and the annual stock incentive target, as defined in Mr. Rose's employment agreement) during the three preceding full performance years, and (ii) the continuation of health coverage for the terminated executive, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

        In the event that the employment of Mr. Rose is terminated due to disability, Mr. Rose is entitled to receive the Termination Benefits, except that the continuation of health coverage for the terminated executive, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

        If Mr. Rose becomes entitled to the Termination Benefits (or other compensation or benefits) in connection with a Change in Control (the "Change in Control Benefits"), then certain excise taxes may apply under Section 4999 of the Code. To avoid the imposition of such excise taxes, we will reduce the Change in Control Benefits payable to him only if he retains a greater portion of the Change in Control Benefits after such reduction than the portion of the Change in Control Benefits that he would have retained without such reduction and after the payment of applicable excise taxes. We will place the Change in Control Benefits due to the executives in separate rabbi trusts on behalf of each executive within thirty days after a Change in Control.

        The employment agreement requires Mr. Rose to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Rose is also subject to (i) restrictions on solicitation during the term of the employment agreement and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employment and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates, and agents during the term of his employment agreement and in perpetuity thereafter. Mr. Rose further agrees to cooperate with the Company, during the term of his employment agreement and thereafter, regarding any litigation to which the Company is party. If Mr. Rose fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then he may forfeit all unvested equity awards, unexercised options, and unpaid RSUs granted at or after January 1, 2007 and held by him or his transferee at the time of such non-compliance.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth summary information regarding the outstanding equity awards of each of our NEOs at December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Excerisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
John B. Kilroy, Jr.						66,208	(2)	$2,520,539
Jeffrey C. Hawken						29,794	(3)	$1,134,258
Tyler H. Rose						28,624	(4)	$1,089,716
Eli Khouri						—		$—

(1)
Calculated based on the Company's closing stock price of $38.07 on December 31, 2011.

(2)
Includes 33,104 shares of restricted stock that vested on January 5, 2012 and 33,104 shares of restricted stock that vest on January 5, 2013.

(3)
Includes 14,897 RSUs that vested on January 5, 2012, and 14,897 RSUs that vest on January 5, 2013.

(4)
Includes 9,603 RSUs that vested on January 5, 2012, 3,454 shares of restricted stock that vest on December 31, 2012, 9,603 RSUs that vest on January 5, 2013, 2,982 RSUs that vest on January 5, 2014, and 2,982 RSUs that vest on January 5, 2015.

Option Exercises and Vested Stock

        The following table summarizes the option exercises and vesting of stock awards for each of our NEOs for the year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)		(e)
John B. Kilroy, Jr.	—	$—	47,865	(2)	$1,812,596	(2)
Jeffrey C. Hawken	—	$—	22,537	(3)	$852,853	(3)
Tyler H. Rose	—	$—	14,927	(4)	$567,657	(4)
Eli Khouri	—	$—	—		$—

(1)
Amounts shown are calculated by multiplying the quoted closing price of our common stock on the applicable vesting date by the number of shares that vested, or the shares issued pursuant to dividend equivalents, as applicable, on such date.

(2)
Includes 33,201 RSUs that vested on December 31, 2011 with a value of $1,263,962 and 14,664 RSUs with a value of $548,634 that were issued as dividend equivalents during 2011 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Stock Award Deferral Program until the earliest to occur of (a) the date of the executive's separation from service; (b) the date of the occurrence of a "change in control event;" and (c) the date of the executive's death or "disability."

(3)
Includes 14,940 RSUs that vested on December 31, 2011 with a value of $568,766 and 7,597 RSUs with a value of $284,087 that were issued as dividend equivalents during 2011 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Stock Award Deferral Program until the earliest to occur of (a) the date of the executive's separation from service; (b) the date of the occurrence of a "change in control event;" and (c) the date of the executive's death or "disability."

(4)
Includes 6,911 RSUs that vested during 2011 with a value of $262,654 and 1,438 RSUs with a value of $53,761 that were issued as dividend equivalents during 2011 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Stock Award Deferral Program until the earliest to occur of (a) the date of the executive's separation from service; (b) the date of the occurrence of a "change in control event;" (c) the date of the executive's death or "disability;" and with respect to 4,413 of the RSUs (d) February 1, 2014, the elected distribution date. Also includes 6,578 shares of restricted stock that vested during 2011 with a value of $251,242.

Nonqualified Deferred Compensation

        The following table sets forth summary information regarding our Deferred Compensation Plan as of December 31, 2011.

Name	Executive Contributions in last FY ($)		Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
(a)	(b)		(c)(3)	(d)	(e)	(f)(4)
John B. Kilroy, Jr.	$—		$105,000	$(89,689)	—	$502,187
Jeffrey C. Hawken	$—		$57,500	$(2,192)	—	$1,310,255
Tyler H. Rose	$75,000	(1)	$50,000	$(22,227)	—	$449,442
Eli Khouri	$39,583	(2)	$39,583	$13	—	$79,179

(1)
Mr. Rose's contributions are included in the 2011 "Salary" column of the 2011 Summary Compensation Table.

(2)
Mr. Khouri's contribution are included in the 2011 "Salary" column of the 2011 Summary Compensation Table.

(3)
Included in the "All Other Compensation" column of the 2011 Summary Compensation Table.

(4)
The balance at the end of fiscal year 2011 reflects the following aggregate amounts that were previously reported as compensation in the Summary Compensation Table for fiscal years prior to 2011: $415,000 for Mr. Kilroy, $1,636,932 for Mr. Hawken, and $317,250 for Mr. Rose.

        Deferrals of compensation shown in this table are made under the Kilroy Deferred Compensation Plan. Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to certain performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of calendar-year performance period). In addition, newly eligible Participants may be able to make deferral elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

        Participants are permitted to allocate (and reallocate) their deferrals, as well as Company contributions and any notional earnings on either of the foregoing, amongst the following investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on Participant account balances:

Investment Alternatives	Investment Category	2011 Annual Performance
Wells Fargo Advantage Heritage Money Market—Instl Class	Money Market	0.07%
Vanguard Intermediate-Term Investment-Grade—Inv Shares	Intermediate-Term Bond	7.41%
Loomis Sayles Value—Class A	Large Cap Value	(3.03)%
Spartan 500 Index—Investor Class	Large Cap Blend	2.03%
T. Rowe Price Growth Stock—Advisor Class	Large Cap Growth	(1.22)%
Vanguard Mid-Cap Index—Investor Shares	Mid Cap Blend	(2.11)%
Vanguard Small Cap Index—Investor Shares	Small Cap Blend	(2.80)%
Dodge & Cox International Stock	Foreign Large Value	(15.97)%
Invesco International Growth—Class R	Foreign Large Growth	(7.24)%

        These allocations are hypothetical only and do not give Participants ownership interests in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan; however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited ("rabbi") trust, subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency.

        Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (in certain cases, beginning no earlier than six months after retirement), or (iii) upon a change in control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a Participant separates from service with the Company and its affiliates for any reason other than due to the Participant's death, disability, or retirement, the remaining balance of the Participant's account will generally be distributed in full (in certain cases, six months after the occurrence of such separation from service). In addition, a Participant's account balance will be distributed as soon as possible following the Participant's death or disability. All such separation, death, and disability distributions will be made without regard to any Participant election(s).

Potential Payments Upon Termination or Change in Control

        The information in this section sets forth the value of benefits and payments to each of the NEOs upon the triggering events indicated and is based upon the terms of employment agreements in effect as of December 31, 2011, as described in "Severance and Change in Control Arrangements" above. As required by the Securities and Exchange Commission rules, these estimated values assume that the triggering event took place on December 30, 2011, the last business day of the fiscal year. The payments and benefits that would be provided to the NEOs in each of these events are more fully described in the Compensation Discussion and Analysis section above. Except as otherwise described below in the context of a Change in Control, none of our NEOs is entitled to termination payments or benefits upon a voluntary resignation (without "good reason") or upon a termination by the Company for cause. Mr. Khouri did not have an employment agreement with the Company at December 31, 2011 that entitled him to any payments or benefits upon a termination or Change in Control.

John B. Kilroy, Jr.

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)	Termination Without Cause or For Good Reason	Death(6)	Disability
Cash Severance(2)	—	$18,150,000	$18,150,000	$6,050,000	$12,100,000
Medical Benefits(3)	—	$147,165	$147,165	$147,165	$147,165
Accelerated Vesting(4)	$2,520,539	$2,520,539	$2,520,539	$2,520,539	$2,520,539
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	$2,520,539	$20,817,704	$20,817,704	$8,717,704	$14,767,704

(1)
The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive's employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)
For a description of the cash severance obligations, see "Employment Agreements."

(3)
Executive will receive three years of Company-paid medical benefits where applicable.

(4)
All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted. As of December 31, 2011, all unvested equity awards held by Mr. Kilroy provided for time-based vesting.

(5)
Qualifying terminations following a Change in Control are "Termination Without Cause" and "Termination for Good Reason." As defined in the executive's employment agreement, Good Reason includes, among other things, the right of the executives to terminate employment with us for any reason in the twelfth month following a "Change in Control" of the Company (as defined in the employment agreements as in effect on December 31, 2011). Also, a non-extension by us of the term of the employment agreements as in effect on December 31, 2011 would have been deemed a termination of the executive's employment without Cause. These provisions were eliminated in 2012 under Mr. Kilroy's amended employment agreement.

(6)
We provide Mr. Kilroy with a supplemental life insurance policy pursuant to the terms of his employment agreement. In addition to the amounts payable by us shown in this column, Mr. Kilroy's supplemental life insurance policy provides a $10,000,000 death benefit.

Jeffrey C. Hawken

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)	Termination Without Cause or For Good Reason	Death	Disability
Cash Severance(2)	—	$8,475,000	$8,475,000	$2,825,000	$5,650,000
Medical Benefits(3)	—	$147,165	$147,165	$147,165	$147,165
Accelerated Vesting(4)	$1,134,258	$1,134,258	$1,134,258	$1,134,258	$1,134,258
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	$1,134,258	$9,756,423	$9,756,423	$4,106,423	$6,931,423

(1)
The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive's employment agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)
For a description of the cash severance obligations, see "Employment Agreements."

(3)
Executive will receive three years of Company-paid medical benefits where applicable.

(4)
All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted. As of December 31, 2011, all unvested equity awards held by Mr. Hawken provided for time-based vesting.

(5)
Qualifying terminations following a Change in Control are "Termination Without Cause" and "Termination for Good Reason." As defined in the executive's employment agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us for any reason in the twelfth month following a "Change in Control" of the Company (as defined in the employment agreement). Also, a non-extension by us of the term of the employment agreement will be deemed a termination of the executive's employment without Cause.

  Tyler H. Rose

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)		Termination Without Cause or For Good Reason	Death	Disability
Cash Severance(2)	—	$2,717,500		$2,717,500	$1,358,750	$2,717,500
Medical Benefits(3)	—	$86,750		$86,750	$45,875	$45,875
Accelerated Vesting(4)	—	$1,089,716		$1,089,716	$1,089,716	$1,089,716
Other Termination Perks/Benefits	—	—		—	—	—

Total	—	$3,893,966	(6)	$3,893,966	$2,494,341	$3,853,091

(1)
The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive's Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)
For a description of the cash severance obligation, see "Employment Agreements."

(3)
Executive will receive two years of Company-paid medical benefits except in the case of termination in connection with Death and Disability in which case executive will receive one year.

(4)
All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted. As of December 31, 2011, all unvested equity awards held by Mr. Rose provided for time-based vesting.

(5)
Qualifying terminations following a Change in Control are "Termination Without Cause" and "Termination for Good Reason."

(6)
Mr. Rose's employment agreement provides that the Company will reduce the change in control payment if, as a result of the reduction, Mr. Rose will receive a net after tax benefit which is greater than the amount he would receive if the excise tax was paid. Based on the available data, the Company would not have reduced the total change in control payments under Mr. Rose's employment agreement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2011 with respect to shares of our common stock available for issuance under our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)(1)
Equity Compensation plans approved by stockholders	847,675	(2)	$25.77	(3)	3,773,622
Equity Compensation plans not approved by stockholders	N/A		N/A		N/A

Total	847,675		$25.77		3,773,622

(1)
Includes shares available for future grants under the 2006 Incentive Award Plan (the "2006 Plan").

(2)
Includes 5,000 stock options issued under the Company's 1997 Stock Option and Incentive Plan and 694,714 vested RSUs and 147,961 unvested RSUs issued under the 2006 Plan.

(3)
Reflects the weighted average exercise price of the 5,000 stock options included in column (a).

        As of March 31, 2012, all securities to be issued upon exercise of outstanding options shown in the table above have been exercised. As of March 31, 2012, a total of 110,800 shares of restricted stock, 98,706 RSUs and 1,550,000 stock options were outstanding. As of March 31, 2012, there were 703,177 shares available to be issued under the 2006 Plan.

        During 2011, 2010, and 2009, we granted 68,727, 3,239, and 4,958 shares of restricted stock, respectively. During 2011, 2010 and 2009, we also granted 107,673, 159,606, and 623,643 RSUs, respectively. The weighted average common shares and common units outstanding for 2011, 2010, and 2009 were 58,437,444, 51,220,618, and 40,436,196, respectively.

DIRECTOR COMPENSATION

        Under the 2011 non-employee director compensation program, we paid each of our non-employee directors annual cash compensation of $35,000 for services rendered in 2011 and $2,000 for each Board meeting attended by such director in 2011. Each non-employee director also received annual compensation of $1,000 for each committee of which he is a member. The Chairman of each committee received additional annual cash compensation of $10,000, with the exception of the Chairman of the Audit Committee and the Chairman of the Compensation Committee who received additional annual cash compensation of $20,000. Non-employee directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our officers who are directors are not paid any director fees. Our non-employee directors may defer receipt of their compensation pursuant to the terms of our Deferred Compensation Plan.

        In addition, in May 2011, each non-employee director received an annual grant authorized under the 2006 Plan of RSUs or shares of restricted stock valued at $100,000 on the date of grant that vest in full on the date of the 2012 Annual Meeting, subject to continued service. Each non-employee director grant provides that the restricted stock or RSUs will vest in full in the event of a change in control of the Company (as defined in the 2006 Plan) or a termination of the non-employee director's directorship for any reason other than the director's voluntary resignation or retirement. Further, non-employee directors are encouraged to hold significant equity interests in the Company. The Board expects each non-employee director to own or to acquire, within five years of first becoming a director, shares of our Common Stock having a market value of at least $100,000 (increased in 2012 to an amount equal to five times the director's annual retainer). As of December 31, 2011, all non-employee directors met the increased minimum requirement. Our non-employee directors may defer receipt of their stock awards pursuant to our Stock Award Deferral Program.

        The following table sets forth summary information regarding our compensation practices for each of our directors for the fiscal year ending December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
John B. Kilroy, Jr.	$—	$—	$—	$—	$—	$—		$—
John B. Kilroy, Sr.	$48,000	$100,000	$—	$—	$—	$26,350	(1)	$174,350	(2)
Edward F. Brennan, Ph.D.	$71,000	$100,000	$—	$—	$—	$—		$171,000	(2)
William P. Dickey	$61,000	$100,000	$—	$—	$—	$—		$161,000	(2)
Scott S. Ingraham	$69,000	$100,000	$—	$—	$—	$—		$169,000	(2)
Dale F. Kinsella	$61,000	$100,000	$—	$—	$—	$—		$161,000	(2)

(1)
Includes $11,280 of supplemental health care insurance, $12,205 of club dues and $2,865 of home office expenses.

(2)
The aggregate number of unvested stock awards and the aggregate number of unexercised option awards outstanding as of December 31, 2011 for our non-employee directors are:

Director	Unvested Stock Awards		Unexercised Option Awards
John B. Kilroy, Sr.	2,519	(1)	—
Edward F. Brennan, Ph.D.	2,519	(2)	—
William P. Dickey	2,519	(2)	—
Scott S. Ingraham	2,519	(2)	—
Dale F. Kinsella	2,519	(2)	5,000

(1)
These shares of restricted stock vest in full on the date of the 2012 Annual Meeting.

(2)
These RSUs vest in full on the date of the 2012 Annual Meeting.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information, as of March 31, 2012, regarding the beneficial ownership of Common Stock (or Common Stock issuable upon the redemption of common limited partnership interests (the "Units") in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock (or Common Stock issuable, at the Company's option, upon the redemption of Units), (ii) each director and each executive officer and (iii) the directors and executive officers of the Company as a group. Except as indicated below, all shares of Common Stock are owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person other than restricted stock, as to which a person has sole voting but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders in addition to information contained in filings with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)
The Vanguard Group, Inc.	9,450,407	(3)	13.8%
Cohen & Steers, Inc.	7,678,666	(4)	11.2%
BlackRock, Inc.	6,059,399	(5)	8.9%
T. Rowe Price	5,905,760	(6)	8.6%
Invesco Ltd.	4,472,094	(7)	6.5%
John B. Kilroy, Jr.	1,501,030	(8)	2.2%
John B. Kilroy, Sr.	567,359	(9)	*
Jeffrey C. Hawken	365,895	(10)	*
Tyler H. Rose	64,428	(11)	*
William P. Dickey	38,917	(12)	*
Dale F. Kinsella	21,917	(13)	*
Scott S. Ingraham	15,398	(14)	*
Edward F. Brennan, Ph.D.	15,128	(15)	*
Eli Khouri	—	(16)	*
All directors and NEOs as a group (9 persons)			3.7%

*
Represents less than 1.0% of outstanding shares of Common Stock.

(1)
Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)
The number of shares of Common Stock beneficially owned is based on Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of Common Stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of March 31, 2012 by such beneficial owner are exercised and that no options to acquire shares of Common Stock held by other persons are exercised. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person includes any RSUs of such person that are vested or will vest within 60 days of March 31, 2012.

(3)
Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on January 27, 2012 and February 9, 2012, by The Vanguard Specialized Funds and The Vanguard Group, Inc., respectively, ("Vanguard") either directly or through its affiliates. Such reports indicate that The Vanguard Group, Inc. and The Vanguard Specialized Funds beneficially owned 6,210,393 shares and 3,240,014 shares, respectively. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)
Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012, by Cohen & Steers, Inc. ("Cohen") either directly or through its affiliates. Such report indicates that Cohen & Steers Capital Management, Inc. ("Cohen Capital") and Cohen & Steers Europe S.A. ("Cohen Europe") beneficially owned 7,499,894 shares and 178,772 shares, respectively. The address for Cohen and Cohen Capital is 280 Park Avenue, 10th Floor, New York, New York 10017. The address for Cohen Europe is Chaussee de la Hulpe 116, 1170 Brussels, Belgium.

(5)
Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2012, by BlackRock, Inc. ("BlackRock") either directly or through its affiliates. The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(6)
Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2012, by T. Rowe Price Associates, Inc. ("Price Associates") either directly or through its affiliates. The address for Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, of which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)
Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2012, by Invesco Ltd. ("Invesco") either directly or through its affiliates. Such report indicates that Invesco Advisers, Inc., Invesco PowerShares Capital Management, Invesco Investment Advisers, LLC, and Invesco PowerShares Capital Management Ireland Limited beneficially owned 4,412,933 shares, 47,008 shares, 11,913 shares, and 240 shares, respectively. The address for Invesco is 1555 Peachtree Street NE, Atlanta, Georgia 30309.

(8)
Includes (i) 782,250 shares of Common Stock issuable, at the Company's option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. ("KAICO") and allocated to Mr. Kilroy, Jr.), (ii) 314,773 shares of Common Stock held directly, and (iii) 404,007 RSUs held directly that are vested or will vest within 60 days of March 31, 2012.

(9)
Includes (i) 552,885 shares of Common Stock issuable, at the Company's option, upon the redemption of Units (including Units beneficially owned by KI, and KAICO, and allocated to Mr. Kilroy, Sr.), (ii) 11,955 shares of Common Stock held directly, and (iii) 2,519 restricted shares of Common Stock held directly.

(10)
Includes (i) 164,427 shares of Common Stock held directly, and (ii) 201,468 RSUs held directly that are vested or will vest within 60 days of March 31, 2012. Excludes 41,869 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2012.

(11)
Includes (i) 34,023 shares of Common Stock held directly, (ii) 3,454 restricted shares of Common Stock held directly, and (iii) 26,951 RSUs held directly that are vested or will vest within 60 days of March 31, 2012. Excludes 27,555 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2012.

(12)
Includes (i) 25,519 shares of Common Stock held directly, (ii) 2,000 shares of Common Stock held directly by Dickey Realty, Ltd. and beneficially owned by Mr. Dickey, (iii) 10,000 shares of Common Stock held directly by Dermot Realty, Ltd. and beneficially owned by Mr. Dickey, and (iv) 13,917 RSUs held directly that are vested or will vest within 60 days of March 31, 2012.

(13)
Includes (i) 10,519 shares of Common Stock held directly, and (ii) 13,917 RSUs held directly that are vested or will vest within 60 days of March 31, 2012.

(14)
Includes (i) 4,000 shares of Common Stock held directly, and (ii) 13,917 RSUs held directly that are vested or will vest within 60 days of March 31, 2012.

(15)
Includes (i) 3,730 shares of Common Stock held directly, and (ii) 13,917 RSUs held directly that are vested or will vest within 60 days of March 31, 2012.

(16)
Excludes 11,988 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2012.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 2011, no directors or executive officers of the Company, including Mr. Kilroy, Sr. and Mr. Kilroy, Jr., the Chairman of the Board and the President and Chief Executive Officer, respectively, or security holder of more than five percent of the Company's outstanding Common Stock, or members of any of their immediate families, had direct or indirect interests in transactions or potential transactions with the Company, the Operating Partnership, Kilroy Services, LLC or any other subsidiary of the Company. Any transactions between or among related persons are referred to the Independent Committee for review. In determining whether to approve a related person transaction, our Independent Committee will consider such matters as it deems appropriate under the circumstances. After considering these factors, our Independent Committee will decide whether the related person transaction is in our best interests and will approve or reject the transaction accordingly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of any registered class of the Company's equity securities (collectively, "Insiders"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company. Insiders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company or written representations from the Insiders that no other reports were required, during the year ended December 31, 2011, all Insiders complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

        A stockholder seeking to have a proposal included in the Company's proxy statement for the 2013 annual meeting of stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Company's Secretary at the Company's principal executive offices by December 6, 2012, which is 120 days prior to the one-year anniversary of the date of this Proxy Statement. However, if the date of the 2013 annual meeting changes by more than 30 days from the one-year anniversary of the date of the 2012 Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2013 annual meeting.

        In addition, the Company's Bylaws require a stockholder desiring to present a proposal or nominate a director for the 2013 annual meeting of stockholders to notify the Company's Secretary in writing. The notice generally must be delivered to or mailed and received at the Company's principal executive offices (i) not less than 90 days nor more than 120 days prior to the one-year anniversary of 2012 annual meeting or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company's Bylaws, a copy of which may be obtained without charge by request to the Company's Secretary at the Company's principal executive offices.

        Stockholders who wish to have a proposal included in the Company's proxy statement for the 2013 annual meeting or have a proposal or director nomination properly brought before the 2013 annual meeting for a vote must comply with the above requirements, as applicable. Stockholder proposals or director nominations submitted to the Company's Secretary that do not comply with these requirements may be excluded from the Company's proxy statement and/or may not be brought before the 2013 annual meeting, as applicable.

        For specific information with respect to the process for recommending a director candidate, see "Certain Information with Respect to Board of Directors-Manner by which Security Holders May Recommend Director Candidates" above.

 INDEPENDENT PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP the member firms of Deloitte & Touche Tohmatsu and their respective affiliates (collectively, "Deloitte") have served as the Company's independent public accounting firm since the completion of the Company's initial public offering in January 1997 and have been appointed by the Audit Committee to continue to serve as the Company's independent public accounting firm for the first quarter of fiscal year 2012. The Audit Committee expects to appoint the Company's independent public accounting firm for the full current fiscal year at its meeting to be held during the second quarter, which will precede the Annual Meeting.

        The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this Proxy Statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

        Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2011 and 2010 are as follows:

Fees(1)	2011	2010
Audit Fees(2)	$1,230,200	$1,578,100
Audit-Related Fees	—	—
Tax Fees(3)	157,851	199,103
All Other Fees	—	—

	$1,388,051	$1,777,203

(1)
All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee's pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of the non-audit services rendered for the listed fees is compatible with maintaining Deloitte's independence.

(2)
Includes the aggregate fees billed for the audits of Kilroy Realty Corporation and Kilroy Realty, L.P.'s annual financial statements and internal control over financial reporting, review of financial statements included in their quarterly reports on Form 10-Q, consultations with management on technical accounting and regulatory issues, consultation and review of filings associated with the Company's and the Operating Partnership's 2011 equity and bond offerings, and services provided for assistance with and review of other regulatory filings.

(3)
Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance, and review of technical accounting issues.

PROXY SOLICITATION EXPENSE

        The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Proxies may be solicited by directors, officers, and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may use the services of MacKenzie Partners, Inc., a third-party solicitor, to solicit proxies for the Annual Meeting, which the Company estimates would cost approximately $10,000.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the Securities and Exchange Commission's Internet address, http://www.sec.gov.

        The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons and by first class mail or other equally prompt means within one business day of receipt of such request, copies of the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2011. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary, telephone (310) 481-8400. You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com.

OTHER MATTERS

        The Board does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

        As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing our principal executive offices at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

        You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April 4, 2012

By Order of the Board of Directors,

Tyler H. Rose Executive Vice President, Chief Financial Officer and Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0000138819_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 John B. Kilroy, Sr. 02 John B. Kilroy, Jr. 03 Edward F. Brennan,Ph.D. 04 William P. Dickey 05 Scott S. Ingraham 06 Dale F. Kinsella KILROY REALTY CORPORATION 12200 WEST OLYMPIC BOULEVARD SUTE 200 LOS ANGELES, CA 90064 ATTN: JOSEPH MAGRI VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. Advisory vote to approve the compensation of the named executive officers. 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000138819_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . KILROY REALTY CORPORATION Annual Meeting of Stockholders May 17, 2012 9:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Kilroy Realty Corporation (the "Company") acknowledges receipt of a copy of the proxy statement dated on or about April 04, 2012 and, revoking any proxy heretofore given, hereby appoints John B. Kilroy, Jr. and Tyler H. Rose and both of them as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on March 16, 2012, at the Annual Meeting of Stockholders to be held on May 17, 2012, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXCERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE BOARD'S OTHER RECOMMENDATIONS. Continued and to be signed on reverse side